UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ZIONS BANCORPORATION

 (Name of registrant as specified in its charter)

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MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

[•], 2018

Dear Shareholder:
On April 5, 2018, as part of an internal corporate restructuring to streamline and simplify its corporate structure, Zions Bancorporation, or the “Company,” and its wholly-owned bank subsidiary, ZB, N.A., or the “Bank,” entered into an Agreement and Plan of Merger, as amended and restated on July 10, 2018 referred to as the “plan of merger,” pursuant to which the Company will be merged with and into the Bank, with the Bank continuing as the surviving entity, referred to as the “restructuring.” Following the restructuring, the Bank will be renamed “Zions Bancorporation, N.A.” Before we complete the restructuring, holders of the Company’s common stock must approve the plan of merger. A special meeting of the holders of the Company’s common stock will be held on [•], 2018, for that purpose.
Pursuant to the plan of merger, each share of the Company’s common stock and preferred stock issued and outstanding immediately prior to the effective time of the restructuring (other than shares of Series I Preferred Stock or Series J Preferred Stock owned by shareholders who have dissented from the restructuring and properly demanded payment of the fair value of their shares in accordance with applicable Utah law) will be converted into one share of the Bank’s common stock and preferred stock such that, following the restructuring, the separate corporate existence of the Company will cease and the share ownership of the Company immediately prior to the restructuring will become the share ownership of the Bank following the restructuring. The plan of merger also provides that each of the Company’s outstanding warrants to purchase common stock will be converted automatically into a warrant to purchase the Bank’s common stock. The Bank will assume the Company’s equity incentive plans, equity compensation plans, all other compensation plans, all employee stock options and restricted stock and, following the restructuring, such awards will remain subject to the same terms and conditions that applied to the awards immediately prior to the effective time of the restructuring, including vesting schedules and other restrictions. The Bank will also assume the Company’s outstanding subordinated notes and senior notes.
The Company’s board of directors unanimously recommends that holders of the Company’s common stock vote “FOR” the approval of the plan of merger. We look forward to a successful completion of the restructuring and thank you for your prompt attention to this important matter.
We are furnishing our proxy materials to you over the Internet as allowed by the rules of the Securities and Exchange Commission. Accordingly, on or about [•], 2018, you will receive a Notice of Internet Availability of Proxy Materials, or Notice, which will provide instructions on how to access our proxy statement and annual report online. This is designed to reduce our printing and mailing costs and the environmental impact of our proxy materials. A paper copy of our proxy materials may be requested through one of the methods described in the Notice.
It is important that all shareholders attend or be represented at the meeting. Whether or not you plan to attend the meeting, please promptly submit your proxy over the Internet by following the instructions found on your Notice. As an alternative, you may follow the procedures outlined in your Notice to request a paper proxy card to submit your vote by mail. The prompt submission of proxies will save the Company the expense of further requests for proxies, which might otherwise be necessary in order to ensure a quorum.

Shareholders, media representatives, analysts, and the public are welcome to listen to the special meeting via a live webcast accessible at www.zionsbancorporation.com.

Sincerely,

Harris H. Simmons
Chairman and Chief Executive Officer

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE RESTRUCTURING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS, OR OTHER OBLIGATIONS OF ANY BANK. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF YOUR INVESTMENT.

ZIONS BANCORPORATION
One South Main Street, 11th Floor
Salt Lake City, Utah 84133-1109

NOTICE OF SPECIAL MEETING
Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting to be held on [•], 2018

The Proxy Statement and Annual Report are available at www.zionsbancorporation.com/annualreport.

Date:    [•], 2018
Time:    [•], local time
Place:    Zions Bank Building Founders Room, 18th Floor
One South Main Street, Salt Lake City, Utah 84133

Webcast of the Annual Meeting: You may listen to a live webcast of the Special Meeting on our website at www.zionsbancorporation.com.

Purpose of the Special Meeting:

1.
To approve the Agreement and Plan of Merger, dated as of April 5, 2018, by and between Zions Bancorporation (the “Company”) and its wholly-owned bank subsidiary, ZB, N.A. (the “Bank”), as amended and restated July 10, 2018 and as such agreement may be amended from time to time, referred to as the “plan of merger,” a copy of which is attached as Appendix A, effecting an internal corporate restructuring in which the Company will be merged with and into the Bank, with the Bank continuing as the surviving entity, referred to as the “restructuring.” This proposal is referred to as the “restructuring proposal.”

2.
To approve a proposal to authorize the Company’s board of directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the restructuring proposal or to vote on other matters properly brought before such special meeting, referred to as the adjournment proposal.

The Company will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof. The restructuring proposal is described in more detail in the accompanying proxy statement, which you should read carefully in its entirety before voting.
Record Date: Only holders of record of the Company’s common stock at the close of business on [•], 2018 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.
Admission to the Meeting: Space at the location of the special meeting is limited, and admission will be on a first-come, first-served basis. Before admission to the special meeting, you may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares in the name of a brokerage, bank, trust, or other nominee as a custodian (“street name” holders), you will need to bring a copy of a brokerage statement reflecting your share ownership as of the record date. Cameras, recording devices, and other electronic devices will not be permitted at the special meeting.
Mail Date: This proxy statement and proxy card or voting instructions will either be made available to you over the Internet or mailed to you on or about [•], 2018.
Your vote is very important. To vote through the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secured website. If you are voting by paper ballot and wish to vote by telephone, please follow the instructions provided on your ballot. To vote by telephone or online you will need the control number provided on the Notice of Internet Availability of Proxy Materials that will be sent to you on or about [•], 2018.
The Company’s board of directors has approved the plan of merger and the transactions contemplated thereby, and recommends that you vote “FOR” the restructuring proposal and “FOR” the adjournment proposal (if necessary or appropriate).

By order of the Board of Directors
Thomas E. Laursen
Corporate Secretary
Salt Lake City, Utah
[•], 2018

Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy materials and other business and financial information with the Securities and Exchange Commission (the “SEC”). You may read and copy any of the Company’s materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, the Company files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from the Company’s investor relations website at www.zionsbancorporation.com.
The Bank currently is not required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC or otherwise. In connection with the restructuring, the Bank’s common stock, as well as its warrants to purchase common stock, depositary shares representing certain series of preferred stock and certain subordinated notes, will be registered or deemed registered under the Exchange Act, which vests the Office of the Comptroller of the Currency (the “OCC”) with the power to administer and enforce certain sections of the Exchange Act applicable to banks such as the Bank. Following such registration, the Bank will be subject to the reporting and other requirements of the Exchange Act, and accordingly, the Bank will be required to file annual, quarterly and current reports, proxy materials and other business and financial information required by the Exchange Act. It is expected that the Bank will be permitted, and the Bank intends, to make such filings with the SEC as a “voluntary filer” following the restructuring and such filings will continue to be available at the SEC’s website located at http://www.sec.gov. For so long as the Bank’s filings are made in such a manner, it is not expected that the OCC will provide a duplicate means for the public to access such filings. In addition, following the restructuring, the Bank will maintain the same investor relations website currently used by the Company at www.zionsbancorporation.com and will include the Bank’s filings at that location.
None of the information about the Company or the Bank maintained on the Company’s or the Bank’s website is incorporated into this proxy statement by reference.

PROXY STATEMENT FOR THE
SPECIAL MEETING
OF ZIONS BANCORPORATION
TO BE HELD ON [•], 2018

QUESTIONS AND ANSWERS ABOUT THE RESTRUCTURING AND THE SPECIAL MEETING
The following are answers to certain questions you may have regarding the restructuring and the special meeting. We urge you to read carefully the remainder of this proxy statement, including the plan of merger attached as Appendix A, because the information in this section may not provide all the information that might be important to you in determining how to vote.
Q: What is the restructuring?
A: Zions Bancorporation (the “Company”) and its wholly-owned bank subsidiary, ZB, N.A. (the “Bank”), have entered into an Agreement and Plan of Merger, dated as of April 5, 2018, as amended and restated July 10, 2018 and as such agreement may be amended from time to time (the “plan of merger”), pursuant to which the Company will be merged with and into the Bank, with the Company’s separate corporate existence ceasing and the Bank continuing as the surviving entity, referred to herein as the “restructuring.” Following the restructuring, shares of the Bank’s common stock will be traded on the NASDAQ Global Select Market under the same ticker symbol currently used by the Company: ZION. We expect that Bank securities substantially similar to Zions’ other listed securities, including Zions’ warrants (ZIONSZ and ZIONW), which are currently traded on the NASDAQ Global Select Market, as well as depositary shares representing certain series of preferred stock and certain subordinated notes, which are currently traded on the New York Stock Exchange (the “NYSE”), will be traded on the NASDAQ Global Select Market or the NYSE, as applicable. In connection with the restructuring, we expect the Bank will change its name to “Zions Bancorporation, N.A.” A copy of the plan of merger is attached as Appendix A to this proxy statement. In this proxy statement, we sometimes refer to the “Zions organization,” by which we mean the Company and its subsidiaries (including the Bank) prior to the restructuring and by which we mean the Bank and its subsidiaries following the restructuring.
Q: What approvals are required for the restructuring?
In order for us to complete the restructuring, we need the approval of the holders of the Company’s common stock, the approval of the Federal Deposit Insurance Corporation (the “FDIC”) under Section 18(c) of the Federal Deposit Insurance Act (the “Bank Merger Act”) and the approval of the Office of the Comptroller of the Currency (“OCC”) under the National Bank Act. We filed applications with the FDIC and the OCC on April 6, 2018 and received approval from the OCC on July 6, 2018.
Q: Why am I receiving this proxy statement?
A: We are delivering this document to you because it is a proxy statement being used by the Company’s board of directors to solicit proxies of the holders of the Company’s common stock in connection with the approval of the plan of merger relating to the restructuring. In order to approve the plan of merger, the Company has called a special meeting of the holders of its common stock, which we refer to as the special meeting. This document serves as a proxy statement for the special meeting and describes the proposals to be presented at the meeting.
This proxy statement contains important information about the restructuring proposal and the adjournment proposal being voted on at the meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending the special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q: What are holders of the Company’s common stock being asked to vote on and why is this approval necessary?
A: Holders of the Company’s common stock are being asked to vote on the following proposals:

•	to approve the plan of merger, a copy of which is attached as Appendix A to this proxy statement, which is referred to as the restructuring proposal; and

•
to authorize the Company’s board of directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the restructuring proposal, which is referred to as the adjournment proposal.

Approval of the restructuring proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting, and approval of the restructuring proposal is required by applicable law for completion of the restructuring. Because the required vote is based upon the outstanding shares of Company common stock, a failure to vote, including a broker non-vote described in more detail below, or a vote to “ABSTAIN” will have the same effect as a vote against the restructuring proposal.
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the adjournment proposal by holders of Company common stock represented in person or by proxy at the special meeting. A failure to vote, including a broker non-vote, or a vote to “ABSTAIN” will have no effect on the adjournment proposal.
Votes will be counted by the inspector of election appointed for the special meeting.
The Company will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.
Q: What is the purpose of the restructuring?
A: The Company currently operates as the bank holding company of the Bank and conducts substantially all of its business through the Bank. In recent years, the Company has taken a number of steps designed to create operating efficiencies, such as combining eight of its subsidiary banks into a single bank and taking other steps to reduce or eliminate operating and regulatory burdens and inefficiencies. The Company believes that the restructuring will further improve the combined entity’s efficiency by eliminating redundant corporate infrastructure and activities as well as reduce direct and indirect costs associated with duplicative examinations. Currently, the Zions organization is subject to often duplicative examinations by both the Board of Governors of the Federal Reserve (the “FRB”) and the OCC, as well as examinations by the Consumer Financial Protection Bureau (the “CFPB”); following the restructuring, the Zions organization would no longer bear the costs associated with FRB examinations. For further information, see “The Restructuring and Plan of Merger: The Company’s Reasons for the Restructuring; Recommendation of the Company’s Board of Directors.”
Q: The President recently signed legislation amending the Dodd-Frank Wall Street Reform and Consumer Protection Act. Given this recent legislation, is there still a reason to complete the restructuring?
A: Yes. On May 24, 2018, the President signed into law the Economic Growth, Regulatory Relief, and Consumer Protection Act, which is sometimes informally referred to as the Crapo Act (the “Crapo Act”), which amended the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Prior to the Crapo Act, the Dodd-Frank Act imposed “enhanced prudential standards,” including stress tests run annually by the FRB, automatically on bank holding companies with total assets of $50 billion or more. The Crapo Act raised the asset size threshold at which bank holding companies become subject to these Dodd-Frank enhanced prudential standards from $50 billion to $250 billion in total consolidated assets with immediate effect for those bank holding companies under $100 billion in total consolidated assets. The required annual stress tests under the Dodd-Frank Act have been implemented in coordination with the FRB’s annual Horizontal Capital Review, also referred to as the Comprehensive Capital Analysis and Review (“HCR/CCAR”) process, including the requirement to obtain the FRB’s prior non-objection under HCR/CCAR before making any dividends or share repurchases. While the Crapo Act did not affect the thresholds established by the FRB with respect to the HCR/CCAR process, the FRB has announced that, to be consistent with the Crapo Act, it will modify those so that they no longer apply to bank holding companies under $100 billion in total consolidated assets such as Zions.
However, while the Crapo Act partially enables the Company to achieve the objective of reducing or eliminating regulatory burdens, it is still necessary to merge the Company into the Bank to more fully benefit from a simplified organizational structure and the elimination of duplicative regulation and examination.
Q: Given the passage of the Crapo Act, why is the Company pursuing an appeal with the Financial Stability Oversight Council regarding the Bank’s status as a “systemically important financial institution”?
A: In connection with pursuing the simplification of the corporate structure through the restructuring, the Company has filed an appeal (the “FSOC Appeal”) with the Financial Stability Oversight Council (“FSOC”) seeking a determination that the Bank, as successor to the Company upon completion of the restructuring, will not be treated as a systemically important financial institution (“SIFI”) supervised by the FRB under the Dodd-Frank Act As explained in the preceding answer, in order to achieve the benefits of a simplified structure and elimination of duplicative regulation, it will still be necessary to complete the restructuring, resulting in an organization with a standalone bank without a holding company. Under the Crapo Act, while bank holding companies with assets between $50 billion and $100 billion (including the Company) are automatically and immediately exempted from Dodd-Frank’s enhanced prudential standards, it will still be necessary for certain of such banking organizations that cease to have a bank holding company, including the Zions organization following the restructuring, to appeal to FSOC for a determination that they not be treated as a SIFI. Accordingly, the successful completion of our FSOC Appeal is a condition to the completion of the restructuring.
Q: Which other banking organizations have undertaken a similar restructuring? Are there other publicly traded banks without bank holding companies?
A: The Bank of the Ozarks and BancorpSouth, holding companies for state-chartered banks, each recently completed a restructuring in which it eliminated the parent bank holding company. In addition, Signature Bank and First Republic Bank, which are state-chartered banks, operate without holding companies. However, the Bank is the first national bank to undertake a holding company elimination restructuring and will become the only national bank whose common stock is listed on a national securities exchange.
Q: Will the board structure and corporate governance policies of the Zions organization change as a result of the restructuring?
A: No. The current members of the Company’s board of directors, who are also current members of the Bank’s board of directors, will continue as members of the Bank’s board of directors following completion of the restructuring. In addition, the Company’s and the Bank’s president and chief operating officer, Scott McLean, who is currently a member of the Bank’s board, will continue to serve on the Bank board as required by law. In connection with the completion of the restructuring, the Bank board will adopt the committee charters and the Bank will adopt the corporate governance guidelines and policies currently maintained by the Company and its board of directors. The members of the Company’s board committees will serve as members of the Bank’s board committees.
Q: Will the Bank have the same management following the restructuring?
A: Given that the Company operates substantially through the Bank, the senior management of the Company and the Bank are largely the same and will continue unchanged after the restructuring.
Q: Does the Company expect changes to the way it does business following the restructuring?
A: No. The Company expects that the Bank would continue to operate in substantially the same manner as before the restructuring.
Q: Will the Bank change its name following the restructuring?
A: Following the restructuring, the name of the Bank is expected to be Zions Bancorporation, N.A. The Bank will continue to operate under existing local brand names in each market it serves.

Q: What will Company shareholders receive in the restructuring?
A: If the plan of merger is approved and the restructuring is completed, at the effective time of the restructuring, each share of common stock and series of preferred stock of the Company (or “Company common stock” and “Company preferred stock,” respectively) outstanding immediately prior to the effective time of the restructuring (other than shares of Series I Preferred Stock or Series J Preferred Stock owned by shareholders who have dissented from the restructuring and properly demanded payment of the fair value of their shares in accordance with applicable Utah law) automatically will be converted into one share of common stock and corresponding series of preferred stock of the Bank (or “Bank common stock” and “Bank preferred stock”), respectively, with the same number and proportional ownership that existed in the Company. The terms of the Bank common stock and Bank preferred stock will have substantially the same terms as that of the Company. For a comparison of these terms, see “Description of Bank Capital Stock and Comparison of Shareholders’ Rights.”
Q: What will I need to do to receive my shares of Bank common stock?
A: Whether you hold shares of Company common stock represented by certificates or book-entry uncertificated shares of Company common stock, you will not be required to take any specific actions to exchange your shares of Company common stock for Bank common stock. We do not intend to exchange Company common stock certificates for Bank common stock certificates. Accordingly, if you hold physical share certificates of Company common stock, upon effectiveness of the restructuring such share certificates will represent an equal number of shares of Bank common stock. If you hold your shares of Company common stock in uncertificated book-entry form, upon completion of the restructuring, such shares will be automatically exchanged for Bank common stock. Following the restructuring, the Bank will issue common stock and its other securities in uncertificated book-entry form only.
Q: Will the Bank continue the Company’s stock, incentive and other benefit plans?
A: Yes. The Bank will assume and continue all of the Company’s stock and other compensation, benefit and incentive plans and will assume all outstanding stock options, restricted stock, other stock-based awards and performance awards previously granted or incurred under such plans. In connection with the restructuring, each of the Company’s outstanding stock options, restricted stock, other stock-based awards and performance awards will be converted into a stock option, restricted stock, other stock-based awards or performance awards, respectively, covering the same number of shares of the Bank’s common stock and with the same terms and conditions, including the same vesting, exercisability and other restrictions, which will not be affected by the restructuring.
Q: Will the Bank assume the Company’s change in control agreements with its officers?
A: Yes. The Bank will assume the Company’s obligations under the change in control agreements it has with its key officers, and these officers will continue to be subject to the obligations and restrictive covenants included in the agreements.
Q: Will the restructuring result in payments to its key officers under the Company’s change in control agreements?
A: No. The restructuring is not a “change in control” as defined in the change in control agreements that the Company maintains with its key officers. No payments will be due under those agreements as a result of the restructuring.
Q: Will the Bank assume the Company’s warrants and debt instruments?
A: Pursuant to the plan of merger, without any action on the part of the holder thereof, each of the Company’s outstanding warrants to purchase common stock will be converted automatically into a warrant to purchase the Bank’s common stock. The Bank will assume the Company’s outstanding 4.50% senior notes due 2023, 5.65% subordinated notes due 2023, and 6.95% subordinated notes due 2028.

Q: What will happen to the Company’s debt rating as a result of the restructuring?
A: Given that substantially all of the business of the Company is conducted through the Bank, we do not expect any adverse change in debt rating triggered by the restructuring. However, there can be no assurance that the restructuring will not result in an adverse change in debt rating.
Q: Will the Bank keep the same stock exchange listing as the Company?
A: It is expected that following the restructuring the Bank’s common stock will be listed on the NASDAQ Global Select Market under the same ticker symbol currently used by the Company (ZION). We expect the Bank’s Series A, G and H preferred stock, or depositary shares representing each such series of preferred stock, to be issued in exchange for the corresponding series of Company preferred stock, will be listed on the NYSE under the same ticker symbols currently used—ZB.PRGA, ZB.PRG and ZB.PRH, respectively; the Bank’s warrants into which corresponding Company warrants are converted will be listed on the NASDAQ Global Select Market under the same ticker symbols currently used—ZIONZ and ZIONW; and its other exchange-listed instruments into which the corresponding series of Company exchange-listed instruments are converted will be listed either on the NASDAQ Global Select Market or the NYSE.
Q: Will the Bank be subject to the information reporting requirements of the Exchange Act?
A: Yes. In connection with the restructuring, the Bank’s common stock and certain other securities will be registered or deemed registered under the Exchange Act, and accordingly, the Bank will be subject to the information reporting requirements of the Exchange Act. As required by the Exchange Act, which vests the OCC with the power to administer and enforce certain sections of the Exchange Act applicable to banks such as the Bank. However, it is expected that the Bank will be permitted, and the Bank intends, to make such filings with the SEC as a “voluntary filer” following the restructuring and, for so long as the Bank’s filings are made in such a manner, it is not expected that the OCC will provide a duplicate means for the public to access such filings. For further information, see “The Restructuring and Plan of Merger: Effects of the Restructuring - Securities Regulation.”
Q: How does the Company’s board of directors recommend that holders of the Company’s common stock vote at the special meeting?
A: The Company’s board of directors unanimously recommends that holders of the Company’s common stock vote “FOR” the restructuring proposal and “FOR” the adjournment proposal.
Q: What do I need to do now?
A: After you have carefully read this document, including the information incorporated into this document by reference, please vote as promptly as possible by using the Internet or telephone, or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement. This will enable your shares to be represented and voted at the special meeting whether or not you attend. Information and applicable deadlines for voting by internet or by telephone are set forth in the enclosed proxy card instructions.
Q: Can I attend the special meeting and vote my shares in person?
A: Yes. All holders of the Company’s common stock are invited to attend the special meeting. Holders of record of the Company’s common stock can vote in person at the special meeting whether or not they have previously executed a proxy card. If a broker holds your shares in street name, then you are not the holder of record, and you must ask your broker how you can vote your shares at the special meeting.
Q: Will the special meeting be webcast?
A: Yes. The special meeting will be available through a live, audio-only webcast. Information about the webcast can be found on our website at www.zionsbancorporation.com.
Q: If my broker holds my shares in “street name,” will my broker automatically vote my shares for me?
A: No. If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the special meeting unless you provide a legal “proxy,” which you must obtain from your broker, bank or other nominee.
Q: What if I fail to instruct my broker to vote my shares?
A: If you fail to instruct your broker, bank or other nominee to vote your shares held in “street name,” the broker, bank or other nominee may submit an unvoted proxy (a broker “non-vote”) as to your shares. Broker non-votes will count toward a quorum at the special meeting. However, broker non-votes will not count as a vote with respect to the proposals, and will have the same effect as a vote “AGAINST” the restructuring proposal and will have no effect on the adjournment proposal.
Q: Can I change my vote after I return my proxy card?
A: Yes. If your shares are held in your name, you may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to our corporate secretary, or by submitting a later dated proxy through the mail, Internet or telephone (in which case the later submitted proxy will be recorded and the earlier proxy revoked), or by voting in person at the special meeting.
If your shares are held of record by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
Q: Will I be entitled to dissenters’ rights?
A: The Company is a Utah corporation that is governed by the Utah Revised Business Corporation Act (the “UBCA”). In accordance with Section 1302 of the UBCA, holders of the Company’s common stock, Series A preferred stock, Series G preferred stock and Series H preferred stock are not entitled to appraisal or dissenters’ rights in connection with the restructuring, as the shares of the Company’s common stock are listed on NASDAQ, and the depositary shares representing the Company’s Series A, Series G and Series H preferred stock are listed on the NYSE. However, the Company’s Series I preferred stock and Series J preferred stock are not listed on a national securities exchange. As a result, even though holders of each series of the Company’s preferred stock are not entitled to vote on the plan of merger, holders of the Series I preferred stock and Series J preferred stock may dissent from the restructuring in accordance with Section 1302 of the UBCA and have the fair value of their shares of Series I preferred stock or Series J preferred stock, as applicable, paid to them in cash. For more information regarding appraisal rights, see “Appraisal Rights of Dissenting Shareholders.”
Q: Should I send in my stock certificates now?
A: No. Please do not send your Company stock certificates with your proxy card. We do not intend to exchange Company common stock certificates for Bank common stock certificates. Accordingly, if the plan of merger is approved and the restructuring is consummated, then at the effective time of the restructuring, any Company common stock certificates you hold will thereafter represent an equal number of shares of Bank common stock.
Q: When do you expect the restructuring to be completed?
A: The Company currently expects to complete the restructuring in the third quarter of 2018, assuming all of the conditions to completion of the restructuring have been timely satisfied and approval of the plan of merger and restructuring by the applicable regulatory authorities has been obtained, although neither the Company nor the Bank can provide any assurances that the restructuring will close in a timely manner or at all.
Q: What are the conditions to the closing of the restructuring?
A: The restructuring is subject to the following conditions being satisfied:

•	approval of the plan of merger by the holders of the Company’s common stock;

•
shares of the Bank’s common stock and warrants issued in the restructuring shall have been authorized for quotation on NASDAQ and depositary shares representing certain series of the Bank’s preferred stock issued in the restructuring shall have been authorized for listing on the NYSE, subject to official notice of issuance;

•
all approvals and authorizations of, filings and registrations with, and notifications to, the FDIC, the OCC and all other relevant governmental authorities required for the consummation of the restructuring shall have been obtained or made, and shall be in full force and effect and all waiting periods required by law shall have expired;

•	FSOC shall have made a final determination that, following completion of the restructuring, the Bank will not be treated as a nonbank financial company supervised by the FRB under the Dodd-Frank Act;

•
no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by the plan of merger;

•
all third-party consents and approvals required, or deemed by the Company’s board of directors to be advisable, to be obtained under any material note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, plan, instrument or obligation to which the Company or any subsidiary or affiliate of the Company is a party in connection with the restructuring shall have been obtained; and

•
the Company’s board of directors shall have received evidence in form and substance reasonably satisfactory to it that holders of the Company’s common stock will not recognize gain or loss for United States federal income tax purposes as a result of the restructuring.

Q: When do you expect to receive a determination with respect to the FSOC Appeal?
A: We expect to receive a final determination at or about the end of the third quarter of 2018, although the determination could take substantially longer. For further information, see “The Restructuring and Plan of Merger: FSOC Appeal Process.”
Q: Will I be able to sell the shares of Bank common stock that I receive in the restructuring?
A: Yes. The shares of Bank common stock to be issued in the restructuring will be freely tradeable (except for holders who are affiliates of the Bank).
Q: Are there any quorum requirements for the special meeting?
A: Yes. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock of the Company entitled to be cast is necessary to constitute a quorum at the special meeting of shareholders. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
Q: What will happen if the restructuring proposal is not approved by holders of a majority of the outstanding shares of Company common stock?
A: If the holders of the Company’s common stock do not approve the restructuring proposal, the Company and the Bank will likely terminate the plan of merger. The Company expects that it would continue to operate in its current holding company structure, rather than in the simpler structure that is being proposed. In that case, the Company would likely continue to incur certain costs, such as administrative costs and regulatory compliance costs associated with duplicative examinations by the FRB and the OCC, that could potentially be avoided if the restructuring were completed and the structure simplified.
The FSOC Appeal can only be successful if the restructuring to eliminate the Company’s bank holding company is completed. Therefore, if the restructuring proposal is not approved by holders of the Company’s common stock, we would expect to withdraw the FSOC Appeal if a final determination has not yet been received at that time. Because, however, the Crapo Act was enacted into law, the Company would no longer be subject to the enhanced prudential standards of the Dodd-Frank Act even if the restructuring is not completed.

Q: Whom should I call with questions?
A: If you have any questions concerning the restructuring or this proxy statement, would like additional copies of this proxy statement, or need help voting your shares of Company common stock, please contact Zions Bancorporation Investor Relations at the following address or telephone number: One South Main Street, 16th Floor, Salt Lake City, Utah 84133 or by calling (801) 844-7637, and pressing option 2.

SUMMARY
This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document, including the plan of merger attached as Appendix A, and the other documents to which this document refers before you decide how to vote with respect to the plan of merger. Each item in this summary includes a page reference directing you to a more complete description of that item.
Unless the context otherwise requires, throughout this proxy statement the “Company” refers to Zions Bancorporation, and the “Bank” refers to the Company’s wholly-owned bank subsidiary, ZB, N.A. Also, we refer to the proposed merger of the Company with and into the Bank as the “restructuring,” and the Agreement and Plan of Merger, dated April 5, 2018, by and between the Company and the Bank, as amended and restated July 10, 2018, and as it may be amended from time to time, pertaining to the restructuring as the “plan of merger.”
The Restructuring
The terms and conditions of the restructuring by which the Company will be merged with and into the Bank are contained in the plan of merger, a copy of which is attached to this document as Appendix A. We encourage you to read that agreement carefully.
Parties to the Restructuring (page [•])
Zions Bancorporation, a Utah corporation, is the parent bank holding company for ZB, N.A., a national bank association. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “ZION.” At March 31, 2018, the Company had consolidated total assets of approximately $66.481 billion, total deposits of approximately $52.963 billion and total shareholders’ equity of approximately $7.644 billion. The Bank and its subsidiaries conduct commercial banking operations through 431 branches in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming.
The principal executive offices of the Company and the Bank are located at One South Main Street, Salt Lake City, Utah 84133, and the telephone number is (801) 844-7637.
Effects of the Restructuring (page [•])
If the plan of merger is approved, and the restructuring is subsequently completed, at the effective time of the restructuring, the outstanding shares of the Company’s common stock, without par value, Series A Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock (other than shares of Series I Preferred Stock or Series J Preferred Stock owned by shareholders who have dissented from the restructuring and properly demanded payment of the fair value of their shares in accordance with applicable Utah law) will automatically be cancelled and cease to exist and be converted into an equal number of shares of the Bank’s common stock, Series A Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock, respectively.
Immediately following the restructuring, the Bank will have the same consolidated assets, liabilities and shareholders’ equity as the Company had immediately prior to the restructuring.
After consummation of the restructuring, the business of the Bank will remain unchanged. Given that the Company operates substantially through the Bank, the senior management of the Company and the Bank are largely the same and will continue unchanged after the restructuring. Similarly, the employees of the Bank will continue in their respective capacities, including those employees who work for locally managed and branded segments of the Bank. The offices and other business premises of the Bank will likewise continue to be occupied by the Bank. With respect to regulatory oversight, following the restructuring and assuming the successful resolution of the FSOC Appeal, the Bank will cease to be subject to a number of regulatory requirements that it is currently subject to (either directly or indirectly as the Company’s bank subsidiary), though certain other requirements will continue to apply to the Bank.

What Company Shareholders Will Receive in the Restructuring (page [•])
If the plan of merger is approved and the restructuring is subsequently completed, each share of Company common stock and preferred stock outstanding immediately prior to the effective time of the restructuring (other than shares of Series I Preferred Stock or Series J Preferred Stock owned by shareholders who have dissented from the restructuring and properly demanded payment of the fair value of their shares in accordance with applicable Utah law) automatically will be converted into one share of Bank common stock and preferred stock, respectively. Whether you hold shares of Company common stock represented by certificates or book-entry uncertificated shares of Company common stock or preferred stock, you will not be required to take any specific actions to exchange your shares of Company common stock or preferred stock for Bank common stock or preferred stock. We do not intend to exchange Company common stock certificates for Bank common stock certificates. Accordingly, if you hold physical share certificates of Company common stock, upon effectiveness of the reorganization such share certificates will represent an equal number of shares of Bank common stock. If you hold your shares of Company common stock in uncertificated book-entry form, upon completion of the restructuring, such shares will be automatically exchanged for Bank common stock.  Shares of Company preferred stock (other than shares of Series I Preferred Stock or Series J Preferred Stock owned by shareholders who have dissented from the restructuring and properly demanded payment of the fair value of their shares in accordance with applicable Utah law) will be automatically exchanged for Bank preferred stock. Following the restructuring, the Bank will issue common stock and its other securities in uncertificated book-entry form only.
In connection with the restructuring, the Bank will assume and continue all of the Company’s stock and other compensation, benefit and incentive plans and will assume the Company’s equity incentive plans, equity compensation plans, all other compensation plans, all employee stock options and restricted stock previously granted or incurred under such plans.
Recommendation of the Company’s Board of Directors (page [•])
The Company’s board of directors has determined that the plan of merger and the transactions contemplated by the plan of merger, constituting the restructuring, are fair and advisable to and in the best interests of the Company and its shareholders and approved the plan of merger. The Company’s board of directors recommends that you vote “FOR” the restructuring proposal and “FOR” the adjournment proposal. For factors considered by the Company’s board of directors in reaching its decision to approve the plan of merger, see “The Restructuring and Plan of Merger: The Company’s Reasons for the Restructuring; Recommendation of the Company’s Board of Directors” on page [•].
Special Meeting of Shareholders (page [•])
The Company will hold a special meeting on [•], 2018, at [•], local time, at the Zions Bank Building Founders Room, One South Main Street, 18th Floor, Salt Lake City, Utah 84133. At the special meeting, holders of the Company’s common stock will be asked to vote on the following proposals:

•	to approve the plan of merger, a copy of which is attached as Appendix A to this proxy statement, which we refer to as the restructuring proposal; and

•
to authorize the Company’s board of directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the restructuring proposal, which is referred to as the adjournment proposal.

Approval of the restructuring proposal by holders of the Company’s common stock is required for completion of the restructuring. The Company will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.
You may vote at the special meeting of shareholders if you owned shares of Company common stock at the close of business on the record date, [•], 2018. On that date, there were [•] shares of Company common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company common stock you owned on the record date.

Approval of the restructuring proposal requires the affirmative vote of the holders of a majority of all the votes entitled to be cast. Because the required vote is based upon the outstanding shares of Company common stock, a failure to vote or a vote to “ABSTAIN” will have the same effect as a vote against the restructuring. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Company common stock represented in person or by proxy at the special meeting and entitled to vote on the adjournment proposal.
Even if you expect to attend the special meeting, the Company recommends that you vote as promptly as possible by using the Internet or telephone, or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement.
Interests of Company Executive Officers and Directors in the Restructuring (page [•])
Given that the Company operates substantially through the Bank, the senior management of the Company and the Bank are largely the same and will continue unchanged after the restructuring.
The executive officers and directors of the Company will hold the same offices with the Bank after the restructuring as they held with the Company prior to the restructuring, and will continue to be entitled to the same compensation and equity-based and other incentive awards as they held immediately prior to the restructuring. In addition, the restructuring is not a “change in control” as defined in the change in control agreements that the Company maintains with its key officers, and no payments will be due under those agreements as a result of the restructuring. Accordingly, other than their interest as Company shareholders, the executive officers and directors of the Company do not have any material interests in the restructuring.
Material United States Federal Income Tax Consequences of the Restructuring (page [•])
The Company and the Bank intend that the restructuring be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for United States federal income tax purposes. It is expected that, for United States federal income tax purposes, you will not recognize any gain or loss with respect to the conversion of your shares of Company common stock for shares of Bank common stock in the restructuring.
You should read “Material United States Federal Income Tax Consequences of the Restructuring” on page [•] for a more complete discussion of the federal income tax consequences of the restructuring.
Regulatory Approvals Required for the Restructuring (page [•])
To complete the restructuring, the Company must receive the prior approval of the FDIC under the Bank Merger Act and of the OCC under the National Bank Act. The Bank will also need to obtain the OCC’s approval for the issuance of its common and preferred stock in connection with the restructuring. The applications for approval were filed with the FDIC and the OCC on April 6, 2018 and approval from the OCC was received on July 6, 2018. In addition, the Company and the Bank will file articles of merger with the Utah Division of Corporations and Commercial Code, and the Company and the Bank will comply with any obligations to make filings with the SEC, the FDIC and the OCC relating to the merger and restructuring.
Conditions to the Restructuring (page [•])
Completion of the restructuring depends on a number of conditions being satisfied or waived, including the following:

•	approval of the plan of merger by the holders of the Company’s common stock;

•
shares of the Bank’s common stock and warrants issued in the restructuring shall have been authorized for quotation on NASDAQ and depositary shares representing certain series of the Bank’s preferred stock issued in the restructuring shall have been authorized for listing on the NYSE, subject to official notice of issuance;

•
all approvals and authorizations of, filings and registrations with, and notifications to, the FDIC, the OCC and all other relevant governmental authorities required for the consummation of the restructuring shall have been obtained or made, and shall be in full force and effect and all waiting periods required by law shall have expired;

•	FSOC shall have made a final determination that, following completion of the restructuring, the Bank will not be treated as a nonbank financial company supervised by the FRB under the Dodd-Frank Act;

•
no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by the plan of merger;

•
all third-party consents and approvals required, or deemed by the Company’s board of directors to be advisable, to be obtained under any material note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, plan, instrument or obligation to which the Company or any subsidiary or affiliate of the Company is a party in connection with the restructuring shall have been obtained; and

•
the Company’s board of directors shall have received evidence in form and substance reasonably satisfactory to it that holders of the Company’s common stock will not recognize gain or loss for United States federal income tax purposes as a result of the restructuring.

We cannot be certain when, or if, the conditions to the restructuring will be satisfied or waived, or whether or not the restructuring will be completed.
Termination of the Plan of Merger (page [•])
Pursuant to its terms, at any time prior to the consummation of the restructuring, the plan of merger may be terminated and the restructuring abandoned by mutual consent of the Company’s and the Bank’s boards of directors.
Appraisal Rights of Dissenting Shareholders (page [•])
Under Utah law, by taking certain specific actions and/or refraining from taking other certain specific actions, holders of the Company’s Series I Preferred Stock and Series J Preferred Stock may dissent from the restructuring and have the fair value of their shares paid to them in cash. This right to appraisal is subject to a number of restrictions and technical requirements set forth in Part 13 of the UBCA regarding dissenters’ rights.
If any one of the required steps are not taken, holders of the Company’s Series I Preferred Stock and Series J Preferred Stock will lose their dissenters’ rights with respect to their shares under the UBCA.
Description of Bank Capital Stock and Comparison of Shareholders’ Rights (page [•])
The rights of Company shareholders who become Bank shareholders as a result of the restructuring will be governed by the articles of association and bylaws of the Bank and the National Bank Act. The material differences between these organizational documents and the rights of shareholders of the Company and shareholders of the Bank, as well as a description of the Bank common stock to be issued in the restructuring, are set forth in more detail under the section “Description of Bank Capital Stock and Comparison of Shareholders’ Rights” beginning on page [•].

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document, including information included or incorporated by reference herein, may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Statements contained in this proxy statement that are based on other than historical information or that express Zions Bancorporation’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and include, among others: statements with respect to the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of the Company and the Bank; the benefits of the restructuring, including future financial and operating results and cost savings that may be realized from the restructuring; and statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” and the negative thereof and similar words and expressions. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction and receipt of regulatory approvals or determinations, including the outcome of the FSOC Appeal, or the anticipated benefits thereof, including, without limitation, future financial and operating results and economic and competitive uncertainties and contingencies, many of which are beyond the parties’ control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, including the risks and uncertainties listed in “Risk Factors” beginning on page [•] of this proxy statement, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	higher than expected costs and expenses incurred in connection with the restructuring;

•	the cost savings from the restructuring may not be fully realized or may take longer to realize than expected or may not be realized at all;

•	disruptions to the businesses of the Company and the Bank as a result of the announcement and pendency of the restructuring;

•	regulatory approvals of the restructuring may not be obtained or may be delayed, or adverse conditions may be imposed in connection with regulatory approvals of the restructuring;

•
other closing conditions to the restructuring may not be satisfied on the expected terms, schedule, or at all, including approval by the Company’s shareholders, and other delays in closing the restructuring may occur;

•	legislative, regulatory and economic developments may diminish or eliminate the anticipated benefits of the consolidation;

•	the FSOC Appeal is not successful;

•	material adverse changes in the Company’s or the Bank’s operations or earnings; and

•	the manner in which the corporate and securities laws governing the Bank are applied to the Bank, operating as a public company.
All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to either the Company or the Bank or any person acting on the Company’s or the Bank’s behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements speak only as of the date that they were made, and, except as required by law, neither the Company nor the Bank undertakes any obligation to update or revise forward-looking statements to reflect circumstances or events that occur after the date of this proxy statement.

RISK FACTORS
By approving the restructuring, upon completion of the restructuring the holders of the Company’s common stock will automatically receive Bank common stock, and thus will be investing in Bank common stock. An investment in the Bank’s common stock involves risks. The following risks and other information in this document should be carefully considered before deciding how to vote your shares. These risks may adversely affect the Bank’s financial condition, results of operations or liquidity. Many of these risks are out of the Bank’s direct control. These risks are not the only ones the Bank faces. Additional risks and uncertainties that the Bank is not aware of or focused on or that the Bank currently deems immaterial may also adversely affect the Bank’s business and operations.
Because the operations of the Company are conducted substantially through the Bank, the risks faced by the Bank are substantially the same as those faced by the Company. For a description of such risks, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which item is incorporated herein by reference. In addition, risks that are specific to the restructuring and/or the Bank are described below.
The restructuring is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the Bank.
Before the restructuring may be completed, various approvals or consents must be obtained from governmental entities. Because the restructuring is the first transaction of its kind being undertaken by a national bank, it will be a matter of first impression with regulators. Due to the novelty of the transaction, there can be no assurance as to the timing and outcome of receipt of regulatory approvals, and whether regulators will impose conditions on the completion of the restructuring or require changes to the terms of the restructuring. Although the Company does not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the restructuring or imposing additional costs on or otherwise impacting the earnings of the Bank following the restructuring, any of which might have a material adverse effect on the Bank following the restructuring. Applications for approval were filed with the FDIC and the OCC on April 6, 2018 and approval from the OCC was received on July 6, 2018. For more information, see “The Restructuring and Plan of Merger: Regulatory Approvals Required for the Restructuring” beginning on page [•].
The restructuring will not be completed unless important conditions are satisfied.
Specified conditions set forth in the plan of merger must be satisfied or waived to complete the restructuring. If the conditions are not satisfied, or waived in accordance with applicable law or stock exchange rules, the restructuring will not occur or will be delayed, and each of the Company and the Bank may lose some or all of the intended benefits of the restructuring. The following conditions, in addition to other closing conditions, must be satisfied or, if permissible, waived before the Company and the Bank complete the restructuring:

•	approval of the plan of merger by the holders of the Company’s common stock;

•
shares of the Bank’s common stock and warrants issued in the restructuring shall have been authorized for quotation on NASDAQ and depositary shares representing certain series of the Bank’s preferred stock issued in the restructuring shall have been authorized for listing on the NYSE, subject to official notice of issuance;

•
all approvals and authorizations of, filings and registrations with, and notifications to, all relevant governmental authorities required for the consummation of the restructuring shall have been obtained or made, and shall be in full force and effect and all waiting periods required by law shall have expired;

•	FSOC shall have made a final determination that, following completion of the restructuring, the Bank will not be treated as a nonbank financial company supervised by the FRB under the Dodd-Frank Act;

•
no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by the plan of merger;

•
all third-party consents and approvals required, or deemed by the Company’s board of directors to be advisable, to be obtained under any material note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, plan, instrument or obligation to which the Company or any subsidiary or affiliate of the Company is a party in connection with the restructuring shall have been obtained; and

•
the Company’s board of directors shall have received evidence in form and substance reasonably satisfactory to it that holders of the Company’s common stock will not recognize gain or loss for United States federal income tax purposes as a result of the restructuring.

The corporate and securities laws applicable to the Bank are not as well developed as those applicable to a state-chartered corporation, and this may impact the ability of the Bank to effect corporate transactions in an efficient and optimal manner.
Like other corporations organized under state law, the Company’s corporate affairs are governed by state law (the UBCA in the case of the Company), and securities law matters are governed by the federal securities laws, including the Securities Act and the Exchange Act, as administered by the SEC. Each of these legal regimes is well developed and used widely by public companies, including bank holding companies.
Following the completion of the restructuring, the Bank’s corporate affairs will be governed by the National Bank Act and related regulations administered by the OCC. With respect to securities matters, the Bank will not be subject to the Securities Act, but rather to OCC regulations governing securities offerings. The Bank’s common stock and certain other securities will be registered or deemed registered under the Exchange Act, which vests the OCC with the power to administer and enforce certain sections of the Exchange Act applicable to banks such as the Bank (though it is expected that the Bank will be permitted, and the Bank intends, to make filings required by the Exchange Act with the SEC as a “voluntary filer” following the restructuring). These OCC statutory and regulatory regimes have been used by publicly-traded banking organizations relatively rarely and are not as well developed as the corporate and securities law regimes applicable to corporations, including bank holding companies. While certain specific risks associated with operating under these regimes are discussed below, unless and until these regimes are further developed and established over time, the uncertainty of how these regimes might apply to any given corporate or securities matters may prevent us from effecting transactions in an efficient and optimal manner or perhaps at all.
Differences between the National Bank Act and the UBCA’s requirements in respect of mergers could result in the Bank not being able to execute acquisitions as efficiently and advantageously as the Company or other financial institutions.
Unlike state corporate law, including the UBCA, the National Bank Act requires shareholder approval of all mergers between a national bank and another national or state bank and does not allow for exceptions in the case of various “minor” mergers, such as a parent company’s merger with a subsidiary or an acquirer’s merger with an unaffiliated entity in which the shares issued by the acquirer do not exceed a designated percentage. The National Bank Act and related regulations do not allow for the direct merger into a national bank of a non-affiliated non-bank.
These differences could adversely affect the Bank’s ability to efficiently consummate acquisition transactions. In addition, such differences could make the Bank less competitive as a potential acquirer in certain circumstances given that the Bank’s acquisition proposal may be conditioned on Bank shareholder approval while the Bank’s competitors’ proposals will not have such a condition.
Differences between the National Bank Act and UBCA could result in the Bank’s capacity to pay dividends and repurchase shares at any given time being different from the capacity that would exist for the Company.
The Company and the Bank are subject to differing limitations and considerations relating to the payment of dividends and repurchases or redemptions of outstanding common and preferred shares. The limitations and considerations include corporate law restrictions; regulatory requirements under capital adequacy standards of the FRB, the OCC and the FDIC; the HCR/CCAR rules administered by the FRB; and OCC regulations and guidance relating to dividends and share repurchases. While the Company does not believe the change in legal restrictions resulting from the restructuring will constrain the Zions organization from executing any capital plans that are currently contemplated or otherwise reasonably foreseeable in the near term, there can be no assurance that the change in legal restrictions will not have an adverse effect on the Company’s ability to pay dividends and repurchase or redeem stock in the future.
Shares of common stock of a national bank are assessable and this may cause investors to view the Bank’s common stock less favorably than that of the Company.
The National Bank Act provides that under certain circumstances the common stock of a national bank is assessable, i.e., holders may be subject to a levy for more funds if so determined by the OCC. In contrast, the common stock of state corporations, including Utah corporations like the Company, is not subject to assessment. However, the OCC has confirmed that under the applicable provisions of the National Bank Act, assessability is limited to the par value of a national bank’s stock. Following the restructuring, the Bank’s common stock will have a par value of $0.001. Moreover, according to the OCC, it has not exercised its authority to levy assessments since 1933 and views the assessability authority as a mechanism for addressing capital deficiency that has long been overtaken by developments in statute and regulation, including robust capital standards, prompt corrective action requirements and supervisory and enforcement authorities requiring an institution to maintain capital at a particular level. Nonetheless, potential investors may be unfamiliar with the concept of assessment and, as a result, view the Bank less favorably as an investment.
The ability of investors to access financial and other reports filed by the Bank readily could be adversely affected if such reports were not able to be made available publicly through the SEC or a system operated by the OCC comparable to that of the SEC.
It is expected that the Bank will be permitted, and the Bank intends, to make its Exchange Act filings as a “voluntary filer” with the SEC following the restructuring and that such filings will be made available by the SEC as described under “Where You Can Find More Information,” above. There can be no assurance, however, that the SEC will continue to allow the Bank to make filings as a voluntary filer or that the OCC will develop a comparable system for making Exchange Act filings publicly available. If the Bank’s Exchange Act filings ceased to be as readily available as those of bank holding companies, investors could view the Bank less favorably.
The Bank’s ability to issue securities in an optimal manner may be adversely affected by the fact the OCC’s securities offering regulations and organizational structure are less well-developed than those of the SEC, which apply to the Company.
The SEC maintains a well-developed regulatory regime and well-staffed organization relating to securities offerings under or exempt from the Securities Act. For example, the SEC has developed integrated disclosure rules, which allow Exchange Act filings to be incorporated by reference into prospectuses distributed as required by the Securities Act. In addition, under the SEC’s rules seasoned issuers who are timely in their filings are permitted to use “automatic shelf registration,” allowing them to offer securities under a registration statement that is automatically effective upon filing. The OCC maintains its own securities offering regime applicable to national banks and their securities offerings, which the Bank will need to comply with in order to access the public capital markets. Similar to the SEC’s offering rules, the OCC’s regime requires that registration statements be reviewed and declared effective. However, given that there are currently no other national banks whose common stock has been issued under the OCC’s securities offering regime, it is unknown at this point whether and how the OCC staff would review registration statements, and unclear whether the OCC would apply the same mechanics for automatic shelf registration filings used by SEC-filers, or how, more generally, the OCC will function as a securities regulator. Given the extent to and manner in which the Zions organization has accessed capital markets historically, or to which it currently contemplates accessing such markets, the Company does not believe there will be a material adverse impact on the Bank’s ability to access capital markets effectively, although there can be no assurance that this will be the case and it is possible that operating under the OCC’s securities offering regime could impede the Bank’s ability to sell securities at the most advantageous times or to achieve optimum pricing in offerings.
The Bank is subject to restrictions on permissible activities that would limit the types of business it may conduct and that may make acquisitions of other financial companies more challenging.
Under applicable laws and regulations, bank holding companies and banks are generally limited to business activities and investments that are related to banking or are financial in nature. The range of permissible financial activities is set forth in the Gramm-Leach-Bliley Act and is more limited for banks than for bank holding company organizations. The differences relate mainly to insurance underwriting (but not insurance agency activities) and merchant banking (but not broker-dealer and investment advisory activities). Merchant banking authority is an important power for financial institutions that desire to engage in a full-scale investment banking business and can also be important for institutions that wish to engage in private equity and proprietary investment business lines. While historically the Company has not sought to engage in activities available only to bank holding companies under the Gramm-Leach-Bliley Act, without the ability to take advantage of financial holding company status, the Bank would not be able to engage in these activities if in the future it desired to do so. Loss of this status would also make future acquisitions by the Bank of financial institutions that have such operations more challenging.
The Bank’s common stock is not an insured deposit.
Shares of the Bank’s common stock are not a bank deposit and, therefore, losses in value are not insured by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in shares of the Bank’s common stock is inherently risky for the reasons described in this “Risk Factors” section of this proxy statement, and is subject to the same market forces and investment risks that affect the price of common stock in any other company, including the possible loss of some or all principal invested.

SPECIAL MEETING OF SHAREHOLDERS
We will hold the special meeting of shareholders on [•], 2018 at [•], local time, at the Zions Bank Building Founders Room, One South Main Street, 18th Floor, Salt Lake City, Utah 84133.
Matters to be Considered
At the special meeting, holders of the Company’s common stock will be asked to:

•	approve the plan of merger, referred to as the restructuring proposal; and

•
authorize the board of directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the restructuring proposal, referred to as the adjournment proposal.

Proxy Card, Revocation of Proxy
You should submit your proxy to ensure that your vote is counted at the special meeting of shareholders, regardless of whether you plan to attend. If you are the record holder of your Company shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice to our Corporate Secretary, or by submitting a later dated proxy through the mail, Internet, or telephone (in which case the later submitted proxy will be recorded and the earlier proxy revoked), or by voting in person at the Annual Meeting. If your shares are held by your broker in “street name,” you should follow the instructions you receive from your broker in order to direct your broker how to vote, or to revoke your proxy. If you plan to attend the special meeting, you will need to bring a copy of a brokerage statement reflecting your share ownership as of the record date for admission.
All shares represented by valid proxies that are not revoked will be voted in accordance with your instructions on your proxy submission. If you submit your proxy, but make no specification as to how you want your shares voted, your proxy will be voted “FOR” approval of the restructuring proposal and “FOR” approval of the adjournment proposal. The board of directors is presently unaware of any other matter that may be presented for action at the special meeting of shareholders. If any other matter does properly come before the special meeting, the board of directors intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.
Solicitation of Proxies
The Company will bear the cost of soliciting proxies. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of shares held in a broker or nominee name. The Company’s directors, officers and employees may solicit proxies in person, by mail or by telephone, but they will receive no extra compensation for doing so.
Record Date
The close of business on [•], 2018 has been fixed as the record date for determining the holders of the Company’s common stock entitled to receive notice of and to vote at the special meeting of shareholders. As of the close of business on the record date, [•] shares of the Company’s common stock were issued and outstanding and entitled to vote at the special meeting.
Voting Rights, Quorum Requirements and Vote Required
The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock of the Company entitled to be cast is necessary to constitute a quorum at the special meeting of shareholders. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
Approval of the restructuring proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting. Because the required vote is based upon the outstanding shares of Company common stock, a failure to vote or a vote to “ABSTAIN” will have the same effect as a vote against the restructuring proposal.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Company common stock represented in person or by proxy at the special meeting and entitled to vote on the adjournment proposal. Broker non-votes will have no effect on the adjournment proposal.
Votes will be counted by the inspector of election appointed for the special meeting.
Restructuring Proposal
As discussed throughout this document, the Company is asking the holders of the Company’s common stock to approve the restructuring proposal. Holders of the Company’s common stock should carefully read this document in its entirety for more detailed information concerning the plan of merger. In particular, holders of Company common stock are directed to the plan of merger, a copy of which is attached as Appendix A to this document and incorporated into this document by reference.
The Company’s board of directors has determined that the plan of merger and the transactions contemplated by the plan of merger, including the restructuring, are fair and advisable to and in the best interests of the Company and its shareholders, and has approved the plan of merger and the transactions contemplated by the plan of merger.
The board of directors recommends a vote “FOR” the restructuring proposal.
Adjournment Proposal
The special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to approve the restructuring proposal.
If, at the special meeting, the number of shares of Company common stock present or represented and voting in favor of the restructuring proposal is insufficient to approve the restructuring proposal, the Company intends to move to adjourn the special meeting in order to enable the board of directors to solicit additional proxies for approval of the restructuring proposal. In that event, the Company will ask the holders of the Company’s common stock to vote only upon the adjournment proposal and not the restructuring proposal.
In the adjournment proposal, the Company is asking the holders of its common stock to authorize the holder of any proxy solicited by the board of directors to vote in favor of granting discretionary authority to the board of directors to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If such shareholders approve the adjournment proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of new proxies from shareholders who have previously voted.
The board of directors recommends a vote “FOR” the adjournment proposal.
Other Matters to Come Before the Special Meeting
No other matters are intended to be brought before the special meeting by the Company, and the Company does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their best judgment on any such matter.

THE RESTRUCTURING AND PLAN OF MERGER
The description of the restructuring and the plan of merger contained in this proxy statement describes what we believe are the material effects of the restructuring and the material terms of the plan of merger. This summary description, however, is qualified in its entirety by reference to the plan of merger, which is attached to this proxy statement as Appendix A and incorporated herein by reference.
General
The plan of merger provides for the merger of the Company with and into the Bank, with the Company’s separate corporate existence ceasing at the effective time of the restructuring, and the Bank continuing as the surviving entity. If holders of the Company’s common stock approve the plan of merger at the special meeting, and if the required regulatory approvals are obtained and the other conditions to the parties’ obligations to effect the restructuring are met or waived (to the extent permitted by law), we anticipate that the restructuring will be completed at or about the end of the third quarter of 2018, although neither the Company nor the Bank can provide any assurances that the restructuring will close timely or at all.
The Company’s Reasons for the Restructuring; Recommendation of the Company’s Board of Directors
The Company’s board of directors believes that the restructuring, on the terms and conditions set forth in the plan of merger, is fair and advisable to, and in the best interests of, the Company and its shareholders. Accordingly, the Company’s board of directors has approved the plan of merger and the transactions contemplated thereby, including the restructuring, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the plan of merger. The Company’s board of directors, prior to and in reaching its decision to approve the plan of merger and to recommend that holders of the Company’s common stock approve the plan of merger, consulted with the Company’s management and advisors and considered a variety of potential positive factors, potential risks and potential negative factors, including the risk factors discussed in “Risk Factors” above, relating to the restructuring, including, without limitation or in any particular order of importance, the following:

•
The restructuring is expected to simplify the corporate structure of the Zions organization, leading to managerial, operational and administrative cost savings and efficiencies associated with the elimination of redundant activities, including, but not limited to, simplified financial reporting and consolidation of governance and organizational structure, including policies and procedures, risk management, and the elimination of dual boards of directors and joint board meetings. The time and resources saved by simplifying the corporate structure of the Zions organization would be available for helping customers and further building the organization’s business. While the Crapo Act would enable the Company to partially achieve the objective of reducing or eliminating regulatory burdens, it is still necessary to merge the Company into the Bank to more fully benefit from a simplified organizational structure and the elimination of duplicative regulation.

•
Following the restructuring, the Zions organization would no longer be subject to duplicative examinations by the FRB and OCC and instead be subject to examinations by the OCC only. The Company would continue to be subject to examinations by the CFPB with respect to consumer financial regulations.

•
The Company has been advised that the merger of the Company into the Bank, with the Bank continuing as the surviving entity, would qualify as a “restructuring” for United States federal income tax purposes.

The foregoing discussion of the factors considered by the Company’s board of directors is not intended to be exhaustive, but rather a summary of the material factors considered by the board of directors. In reaching its decision to approve the plan of merger, the board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The board of directors considered the various factors as a whole, including the expected benefits and possible risks of the restructuring in light of the Zions organization’s current and contemplated business strategies and activities. The board discussed with and questioned management and the Company’s advisors, and overall considered the factors to be favorable to, and to support, its determination.

The foregoing discussion of the information and factors considered by the board of directors is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Note Regarding Forward-Looking Statements” on page [•].
Effects of the Restructuring
Conversion of Securities
At the effective time of the restructuring:

•
each share of Company common stock issued and outstanding immediately prior to the effective time will automatically, and without any action on the part of the holder of such common stock, be converted into one share of Bank common stock;

•
each share of Company Series A Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock issued and outstanding immediately prior to the effective time (other than shares of Series I Preferred Stock or Series J Preferred Stock owned by shareholders who have dissented from the restructuring and properly demanded payment of the fair value of their shares in accordance with applicable Utah law) will automatically, and without any action on the part of the holder of such preferred stock, be converted into one share of Bank Series A Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock respectively;

•
each stock option, share of restricted Company common stock or other stock-based awards or performance-based awards with respect to shares of Company common stock outstanding immediately prior to the effective time shall automatically be converted into a Bank stock option, share of restricted Bank stock or other stock-based award or performance-based award with respect to shares of Bank common stock, remaining subject to the same terms and conditions to which the Company’s stock options, restricted stock and other stock-based awards and performance awards are subject, including as to vesting, exercisability and other restrictions, which will not be affected by the restructuring. To more fully implement and continue the incentive awards, at the effective time of the restructuring the Bank will also assume the Company’s existing employee and non-employee director stock-based benefit plans; and

•
each warrant for shares of the Company’s common stock outstanding immediately prior to the effective time will automatically and without any action on the part of the holder thereof be converted into a warrant for shares of the Bank having the same terms and conditions as the corresponding warrant for Company shares.

Immediately after the effective time of the restructuring, each issued and outstanding share of Company common stock or preferred stock (other than shares of Series I Preferred Stock or Series J Preferred Stock owned by shareholders who have dissented from the restructuring and properly demanded payment of the fair value of their shares in accordance with applicable Utah law) shall automatically be cancelled and cease to exist and shall be converted into one share of Bank common stock and preferred stock, respectively, which shares will be issued in uncertificated book-entry form. Whether you hold shares of Company common stock represented by certificates or book-entry uncertificated shares of Company common stock or preferred stock, you will not be required to take any specific actions to exchange your shares of Company common stock or preferred stock for Bank common stock or preferred stock. We do not intend to exchange Company common stock certificates for Bank common stock certificates. Accordingly, if you hold physical share certificates of Company common stock, upon effectiveness of the reorganization such share certificates will represent an equal number of shares of Bank common stock. If you hold your shares of Company common stock in uncertificated book-entry form, upon completion of the restructuring, such shares will be automatically exchanged for Bank common stock. Shares of Company preferred stock (other than shares of Series I Preferred Stock or Series J Preferred Stock owned by shareholders who have dissented from the restructuring and properly demanded payment of the fair value of their shares in accordance with applicable Utah law) will be automatically exchanged for Bank preferred stock. Following the restructuring, the Bank will issue common stock and its other securities in uncertificated book-entry form only.

The registered owner on the books and records of the Company or its transfer agents of any such outstanding stock will be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Bank common stock or preferred stock registered in the name of such owner.
Governance, Management and Operations After the Restructuring
After the restructuring, the Bank’s board of directors will have the same corporate governance and oversight committees, including the Executive Committee, Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Risk Oversight Committee, as the Company’s board of directors had immediately prior to the restructuring. These committees will have the same committee charters and committee chairpersons as were in place prior to the restructuring. In addition, the Bank will continue to maintain the corporate governance guidelines and policies currently maintained by the Company.
After consummation of the restructuring, the business of the Bank will remain unchanged. The Bank and the Company currently have the same directors (except that Mr. Scott McLean is a director of the Bank but not the Company), and it is expected that the Bank will continue to have the same directors, with the same terms of service, after the restructuring as the Bank had immediately prior thereto. Given that the Company operates substantially through the Bank, the senior management of the Company and the Bank are largely the same and will continue unchanged after the restructuring. The offices and other business premises of the Bank will likewise continue to be occupied by the Bank and the Bank will assume all of the contractual obligations of the Company, and the Company’s subordinated notes and senior notes in the principal amount of $247 million and $135 million, respectively.
The articles of association and bylaws of the Bank will be substantially similar to the articles of incorporation and bylaws of the Company as in effect immediately prior to the time of the restructuring. Immediately following the restructuring, the Bank will have the same outstanding capital stock with substantially the same rights and privileges as the outstanding capital stock of the Company immediately prior to the restructuring. Immediately after the restructuring, the Bank will have substantially the same consolidated assets, liabilities and shareholders’ equity as the Company. See “Description of Bank Capital Stock and Comparison of Shareholders’ Rights.”
Bank Regulatory Oversight
Following the restructuring and assuming the successful resolution of the FSOC Appeal, the Bank will cease to be subject to a number of regulatory requirements that it is currently subject to (either directly or indirectly as the Company’s bank subsidiary), though certain other requirements will continue to apply to the Bank, as described below:

•
Primary Federal Regulator. The Company’s current primary federal banking regulator is the FRB, and the Bank’s current primary federal regulator is the OCC. Following the elimination of the Company as a result of the restructuring, the Zions organization’s primary federal banking regulator will be the OCC.

•
Regulatory Examinations. The Bank will continue to be subject to regulation by the FDIC, the OCC, and the CFPB, but would not be subject to regulatory examinations by the FRB, as the Company currently is, because the Bank would no longer have a bank holding company.

•
Capital Standards under the Basel III Capital Rules. The Bank would continue to be subject to the Basel III capital rules published by the FRB, the FDIC and the OCC, which define the components of capital and address issues affecting the numerator in banking institutions’ regulatory capital ratios, and also address risk weights and issues affecting the denominator in banking institutions’ regulatory capital ratios.

•
Enhanced Prudential Supervision and Stress Testing. Assuming the successful resolution of the FSOC Appeal, the Bank would not be subject to the “enhanced prudential supervision” requirements of the Dodd-Frank Act, nor the annual HCR/CCAR process administered by the FRB, nor the liquidity capital requirements applicable to SIFIs. However, the Bank would be subject to the OCC’s heightened standard guidelines, which establish enhanced requirements for national banks with assets of $50 billion or more.

•
Resolution Plans (Living Wills). Following the restructuring, the Bank will remain subject to the FDIC’s 12 C.F.R. Part 360 Insured Depository Institution resolution plan requirement, which will remain in force.

•
Prompt Corrective Action. Following the restructuring, the Bank would continue to be subject to the FDIC’s prompt corrective action regime and supervision by the FDIC, as these requirements are tied to the Bank’s status as an insured depository institution.

•
Permissible Activities. Following the restructuring, the Bank would no longer have a holding company and thus would lose the ability to take advantage of “financial holding company” status under the Gramm-Leach-Bliley Act. Financial holding companies and their nonbank affiliates can engage in a broader range of activities than banks and their financial subsidiaries, including insurance underwriting, merchant banking and real estate investment activities. For further information, see “Financial Holding Company Status” below.

The foregoing description is illustrative and describes the material regulatory requirements to which the Company and the Bank are subject prior to and following the restructuring, and is not a comprehensive description of all regulations to which the Bank would be subject following the restructuring.
Securities Regulation
Pursuant to Section 3(a)(2) of the Securities Act, securities issued by the Bank, including the common stock to be issued in connection with the restructuring, are exempt from registration under the Securities Act. The offering and sale of securities issued by the Bank, including the securities to be issued in the restructuring, are subject to securities offering regulations promulgated and administered by the OCC. Following the restructuring, the Bank’s common stock will be registered under the Exchange Act, which vests the OCC with the power to administer and enforce certain sections of the Exchange Act applicable to banks such as the Bank.
In addition, following the restructuring, the Bank’s common stock and certain other of its securities will be registered under the Exchange Act with the OCC, and accordingly, the Bank will be required to file annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K required by Section 13 of the Exchange Act, proxy materials required by certain provisions of Section 14 of the Exchange Act and other business and financial information required by the Exchange Act. Additionally, the Bank’s executive officers and directors intend to file Section 16 forms in respect of certain acquisitions and dispositions of Bank equity securities and will be subject to the prohibition on short-swing profits. It is expected that the Bank will be permitted, and the Bank intends, to make such filings with the SEC as a “voluntary filer” following the restructuring and, for so long as the Bank’s filings are made in such a manner, it is not expected that the OCC will provide a duplicate means for the public to access such filings. In connection with the restructuring and the registration of the Bank’s common stock under the Exchange Act, an application will be made to the SEC to de-register the Company’s common stock and its other listed instruments.
Corporate Law Matters
Following the restructuring, the Zions organization will operate as to matters of corporate law primarily under the National Bank Act, because its top tier entity will be a national bank rather than a corporation organized under state law. The National Bank Act was enacted in 1863 and has not been comprehensively revised since then. As a result, although for the most part the National Bank Act accommodates modern corporate and capital market practices and standards, the application of the National Bank Act to a relatively small number of matters may be more limiting or less clear than that of the UBCA. For example:

•
The UBCA and state corporate laws establish the fiduciary duties of directors and officers and a well-developed body of case law exists interpreting these duties. In contrast, the National Bank Act does not expressly address traditional fiduciary duties in the context of national bank directors and officers. Although there is less case law and other guidance specifically addressing the fiduciary duties of national bank directors and officers, the company believes the general common law principles applicable to corporations organized under state law should apply to national banks.

•
Under the National Bank Act, the requirements for shareholder approval of common and preferred stock issuances, repurchases and redemptions, are less clear and in some cases could have a broader application than under the UBCA and state corporate laws generally. The OCC has, however, provided clarifying interpretive guidance that enables national banks to engage in such transactions with essentially the same corporate formalities required of corporations organized under the UBCA and other state corporate laws.

Though the Bank would still require OCC approval as a supervisory matter, the guidance affirms that the board of directors of a national bank can authorize particular issuances of common and preferred stock, the setting of terms and designations of preferred stock to be issued pursuant to blank check procedures and the repurchase and redemption of common and preferred stock without specific shareholder approval as to each such action if authorized by the terms of the bank’s articles of association approved by the requisite vote of shareholders.

•
The National Bank Act does not provide exceptions to shareholder approval requirements for mergers similar to exceptions available under the UBCA and other state corporate laws. These include exceptions for parent company approval of parent-subsidiary mergers and acquirer-corporation approval of mergers in which the acquirer’s outstanding shares do not increase beyond a set percentage. In addition, the National Bank Act requires a two-thirds vote of shareholders in connection with mergers, compared to a majority vote requirement under the UBCA, and grants dissenters’ rights to shareholders more broadly than does the UBCA.

•
The National Bank Act contains a number of outdated provisions that may create minor administrative burdens, operational inflexibility or shareholder risks. These include such things as director residency requirements (which the OCC may waive) and qualifications, prohibitions on a national bank securing loans with its own stock, and the OCC’s right to assess national bank common stock up to its par value in certain circumstances.

Dividends and Share Repurchases
The National Bank Act and UBCA each establish limitations on the ability of the Bank and Company, respectively, to pay dividends and repurchase or redeem common and preferred stock. Under Section 640 of the UBCA, cash dividends and stock repurchases and redemptions are considered distributions and may only be made if, after giving effect to the distribution, (1) the corporation would be able to pay its debts as they come due in the ordinary course of business and (2) the corporation’s total assets would be equal to or greater than its total liabilities plus the amount that would be needed to satisfy the rights of shareholders with preferential rights. The National Bank Act treats cash dividends separately from stock repurchases and redemptions. Under 12 U.S.C. Sections 56 and 60(a), a national bank may declare dividends in amounts up to the bank’s undivided profits (i.e., retained earnings). However, under 12 U.S.C. § 60(b) a national bank may not declare dividends in any year in excess of the sum of the total of the net income for the bank for that year and the retained net income of the bank for the preceding two years (minus the sum of any transfers required by the OCC and any transfers required to be made to a fund for the retirement of any preferred stock), unless it receives OCC approval for such excess amount. Under 12 U.S.C. Sections 56 and 59, shareholder approval is generally required for a national bank’s repurchase or redemption of its common or preferred stock. The OCC has provided guidance that, if approved by the requisite vote of shareholders, a national bank’s articles of association may authorize the bank’s board of directors to approve particular stock repurchase or redemption transactions, alleviating the need for shareholder approval of particular transactions.
The ability of bank holding companies and banks to pay dividends, repurchase or redeem shares or make other distributions is also limited by their obligations to maintain sufficient capital and by other general regulatory restrictions on its dividends. For example, both the Company and the Bank are subject to extensive capital adequacy requirements under the Basel III capital rules. In addition, the OCC, the primary regulator of the Bank, has issued policy statements generally requiring insured banks to pay dividends only out of current earnings. Moreover, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, which could include the payment of dividends, such authority may take actions requiring that such bank refrain from the practice. Finally, it should be noted that the Company’s ability to pay dividends and repurchase or redeem shares is largely derived from and dependent upon the financial condition and results of operations of the Bank, which constitutes substantially all of the Company’s assets and generates substantially all of its profits.
Financial Holding Company Status
The Company and the Bank are subject to similar restrictions on their permissible activities. As a bank holding company, the Company may take advantage of “financial holding company” status under the Gramm-Leach-Bliley Act. Financial holding companies and their nonbank “financial subsidiaries” can engage in a broad range of nonbanking activities that are financial in nature. Under the Gramm-Leach-Bliley Act, banks may engage in a similar, although more restricted, range of nonbanking, financial activities through bank “operating subsidiaries” and “financial subsidiaries.” The primary powers that the Gramm-Leach-Bliley Act grants to financial holding companies and their financial subsidiaries, but not financial and operating subsidiaries of banks, are merchant banking, insurance underwriting and certain real estate investing. These limitations can be significant. For example, although a bank may engage in broker-dealer and investment advisory activities through financial or operating subsidiaries, as a practical matter a bank organization could be precluded from conducting a full investment banking operation because of its lack of merchant banking powers. Moreover, without merchant banking powers, a bank cannot benefit from as broad a range of private equity and other proprietary investments as that available to financial holding companies. Similarly, a bank subsidiary may engage in insurance agency activities through financial or operating subsidiaries, but may not engage in insurance underwriting.
Interests of Company Executive Officers and Directors in the Restructuring
The executive officers and directors of the Company will hold the same offices with the Bank after the restructuring as they held with the Company prior to the restructuring, and will continue to be entitled to the same compensation and equity-based and other incentive awards as they held immediately prior to the restructuring. The directors of the Bank will continue as directors of the Bank following the restructuring, and will continue to be entitled to the same compensation and equity-based and other incentive awards as they held immediately prior to the restructuring as directors of the Company and/or the Bank. As such, other than their interest as Company shareholders, the executive officers and directors of the Company do not have any material interests in the restructuring.
Conditions to the Restructuring
The respective obligations of the Company and the Bank to complete the restructuring are subject to various conditions prior to the restructuring. The conditions include the following:

•	approval of the plan of merger by the holders of the Company’s common stock;

•
shares of the Bank’s common stock and warrants issued in the restructuring shall have been authorized for quotation on NASDAQ and depositary shares representing certain series of the Bank’s preferred stock issued in the restructuring shall have been authorized for listing on the NYSE, subject to official notice of issuance;

•
all approvals and authorizations of, filings and registrations with, and notifications to the FDIC, the OCC and all other relevant governmental authorities required for the consummation of the restructuring shall have been obtained or made, and shall be in full force and effect and all waiting periods required by law shall have expired;

•	FSOC shall have made a final determination that, following completion of the restructuring, the Bank will not be treated as a nonbank financial company supervised by the FRB under the Dodd-Frank Act;

•
no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by the plan of merger;

•
all third-party consents and approvals required, or deemed by the Company’s board of directors to be advisable, to be obtained under any material note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, plan, instrument or obligation to which the Company or any subsidiary or affiliate of the Company is a party in connection with the restructuring shall have been obtained; and

•
the Company’s board of directors shall have received evidence in form and substance reasonably satisfactory to it that holders of the Company’s common stock will not recognize gain or loss for United States federal income tax purposes as a result of the restructuring.

The parties may waive conditions to their obligations, if permitted by law. Approval by the holders of the Company’s common stock and regulators may not be legally waived.

Termination; Amendment
Pursuant to its terms, at any time prior to the consummation of the restructuring, the plan of merger may be terminated and the restructuring abandoned by mutual consent of the Company’s and the Bank’s boards of directors. The plan of merger may be amended or modified at any time, before or after its approval by the holders of the Company’s common stock, by mutual agreement as authorized by the Company’s and the Bank’s boards of directors, except that no amendment shall be made after the special meeting, that would require further approval by the Company’s or the Bank’s shareholders, without obtaining such approval.
Effect of Termination
If the plan of merger is terminated, it will become void and have no effect and the parties will be relieved of all obligations and liabilities thereunder.
Effective Time of the Restructuring
The parties expect that the restructuring will be consummated in the third quarter of 2018, or as soon as possible after the receipt of all regulatory approvals and the approval of the holders of the Company’s common stock, the expiration of all regulatory waiting periods and the satisfaction or waiver of all other conditions to the completion of the restructuring. The restructuring will be legally completed by the filing of articles of merger with the Utah Division of Corporations and Commercial Code.
Dissenters’ Rights
The Company is a Utah corporation that is governed by the UBCA. In accordance with Section 1302 of the UBCA, holders of the Company’s common stock, Series A preferred stock, Series G preferred stock and Series H preferred stock are not entitled to appraisal or dissenters’ rights in connection with the restructuring, as the shares of the Company’s common stock are listed on NASDAQ, and the depositary shares representing shares of the Company’s Series A, Series G and Series H preferred stock are listed on the NYSE. However, the Company’s Series I preferred stock and Series J preferred stock are not listed on a national securities exchange. As a result, even though holders of each series of the Company’s preferred stock are not entitled to vote on the plan of merger, holders of the Series I preferred stock and Series J preferred stock may dissent from the restructuring in accordance with Section 1302 of the UBCA and have the fair value of their shares of Series I preferred stock or Series J preferred stock, as applicable, paid to them in cash. For more information regarding appraisal rights, see “Appraisal Rights of Dissenting Shareholders.”
Regulatory Approvals Required for the Restructuring
General
The Company will use commercially reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and relevant governmental authorities that are necessary or advisable to consummate the restructuring. This includes the approval of the FDIC and the OCC. The application seeking approval from the FDIC and the OCC was submitted by the Company and the Bank on April 6, 2018, and approval from the OCC was received on July 6, 2018.
On April 26, 2018, the Company filed its appeal with the FSOC seeking a determination that following the restructuring, the Bank will not be treated as a SIFI subject to enhanced prudential standards under Section 165 of the Dodd-Frank Act. Following the enactment of the Crapo Act, a bank holding company, like the Company, with total assets of less than $100 billion is not treated as a SIFI subject to the Section 165 standards. However, the Crapo Act did not change Section 117 of the Dodd-Frank Act. Section 117 provides that a bank holding company that had total assets of $50 billion or more as of January 1, 2010 and received funds under the Troubled Asset Relief Program as well as its successors, including the Bank, will continue to be treated as a nonbank financial company supervised by the FRB even if it ceases to be a bank holding company. However, Section 117 of the Dodd-Frank Act also provides that a non-bank holding company may request an opportunity for a written or oral hearing before FSOC to appeal that treatment. For this reason, the Company filed, and intends to continue pursuing, the FSOC Appeal.
The Company is not aware of any material governmental approvals or actions that are required prior to the restructuring other than those described below. The Company presently contemplates that it will seek any additional governmental approvals or actions that may be required; however, it cannot assure that it will obtain any such additional approvals or actions.
FDIC
The restructuring requires the approval of the FDIC under the Bank Merger Act.
The Bank Merger Act prohibits the FDIC from approving any proposed merger transaction that would result in a monopoly, or would further a combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. Similarly, the Bank Merger Act prohibits the FDIC from approving a proposed merger transaction whose effect in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or which in any other manner would be in restraint of trade, unless the FDIC finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.
In every proposed merger transaction, the FDIC must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the community to be served, and the risk to the stability of the U.S. banking or financial system. In addition, the FDIC must consider the effectiveness of each insured depository institution involved in the proposed merger transaction in combatting money-laundering activities, including in overseas branches. Under the Community Reinvestment Act of 1977, the FDIC also must take into account the record of performance of each bank in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by each bank.
Applicable regulations require publication of notice of an application for approval of a merger and an opportunity for the public to comment on the application in writing. Any merger approved by the FDIC may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the FDIC and the U.S. Department of Justice, the waiting period may be reduced to 15 days.
OCC
The restructuring requires the approval of the OCC under the National Bank Act. The OCC considers the following factors in evaluating an application for a business combination: (1) the capital level of the resulting national bank, (2) conformity of the transaction to applicable law, regulation, and supervisory policies, (3) the transaction’s purpose, (4) the transaction’s impact on the safety and soundness of the national bank, and (5) the effect of the transaction on the national bank’s shareholders, depositors, other creditors, and customers. Approval from the OCC was received on July 6, 2018.
The FSOC Appeal Process
Section 165 of the Dodd-Frank Act imposes a so-called “enhanced prudential supervision” regulatory scheme on all bank holding companies with assets of $50 billion or more. Under Section 117 of the Dodd-Frank Act, such an entity, or its successor, that ceases to be a bank holding company, and meets certain conditions, nonetheless continues to be treated as a nonbank financial company supervised by the FRB. However, Section 117 of the Dodd-Frank Act also provides that an entity or its successor may request an opportunity for a written or oral hearing before FSOC to appeal that treatment. If the appeal to FSOC is approved, the entity or successor will cease to be subject to regulations as a SIFI under Section 165.
We submitted our FSOC Appeal on April 26, 2018 and FSOC set May 26, 2018 as the hearing date for the appeal. Within 60 days of the hearing date, FSOC must make and submit to the Senate Committee on Banking, Housing and Urban Affairs and the House Committee on Financial Services (the “Banking Committees”) its proposed determination on our FSOC Appeal. Following its submission of its proposed decision, FSOC will issue a final decision. The final decision must be rendered by the later of (1) 60 days after the FSOC’s submission of its report to the Banking Committees and (2) if either of the Banking Committees elect to hold hearings with respect to the preliminary determination within such 60-days period, the last hearing by a Banking Committee on the FSOC report (provided that any such hearing is within one year of the submission of FSOC’s report).

Accounting Treatment
For accounting purposes, the restructuring will be treated as a combination of related interests. The capitalization, assets, liabilities, income and financial statements of the Bank immediately following the restructuring will be substantially the same as the consolidated capitalization, assets, liabilities, income and financial statements of the Company immediately prior to the restructuring.
Resale of the Bank’s Common Stock
It is expected that the shares of Bank common stock to be issued to the holders of Company common stock under the plan of merger will be listed on the NASDAQ Global Select Market and freely tradable by such holders without restriction.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS
Under Utah law, holders of the Company’s Series I Preferred Stock and Series J Preferred Stock have the right to dissent from the restructuring and have the fair value of their shares paid to them in cash. Any of our shareholders electing to exercise dissenters’ rights must comply with the provisions of Part 13 of the UBCA in order to perfect their rights. In view of the complexity of Part 13, any holders of the Company’s Series I Preferred Stock and Series J Preferred Stock who may wish to dissent from the restructuring and pursue dissenters’ rights should consult their legal advisors. Failure to take any required step in connection with exercising dissenters’ rights may result in the termination or waiver of such rights.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING
The following discussion describes the material U.S. federal income tax consequences of the restructuring to U.S. holders (as defined below) of Company common stock. The following discussion is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to the Company or the Bank of the restructuring, nor does it address U.S. federal taxes other than income taxes (such as gift or estate tax liability or the alternative minimum tax), state, local or non-U.S. taxes or the Medicare tax on “net investment income.”
The restructuring is intended to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. However, the Company and the Bank have not sought and will not seek any ruling from the IRS regarding any matters relating to the restructuring and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.
This discussion regarding the U.S. federal income tax consequences of the restructuring addresses only those holders of Company common stock that hold their Company common stock as a capital asset within the meaning of Section 1221 of the Code, and does not address all the U.S. federal income tax consequences that may be relevant to particular holders of Company common stock in light of their individual circumstances or to holders of Company common stock that are subject to special rules, including but not limited to:

•	financial institutions;

•	investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold Company common stock part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons who are not citizens or residents of the United States; or

•	holders who acquired their shares of Company common stock through the exercise of an employee stock option or otherwise as compensation.
If a partnership (or other entity that is taxed as a partnership for U.S. federal income tax purposes) holds Company common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships that hold Company common stock should consult their tax advisors about the tax consequences of the restructuring to them.
The actual tax consequences of the restructuring to you may be complex and will depend on your specific situation and on factors that are not within the control of the Company or the Bank. You should consult your tax advisor as to the tax consequences of the restructuring in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. and other tax laws and of changes in those laws.
Tax Consequences of the Restructuring Generally
Assuming the restructuring qualifies as a reorganization within the meaning of Section 368(a) of the Code, tax treatment and subject to the limitations and qualifications described herein, the material U.S. federal income tax consequences of the restructuring to a U.S. holder of Company common stock will be as follows:

•	no gain or loss will be recognized by a U.S. holder of Company common stock on the receipt of Bank common stock into which Company common stock is converted pursuant to the restructuring;

•
the aggregate basis of Bank common stock received by a U.S. holder of Company common stock in the restructuring will be the same as the aggregate basis of the Company common stock converted into such Bank common stock; and

•	the holding period of Bank common stock into which shares of Company common stock are converted will include the holding period of the Company common stock so converted.
If a U.S. holder of Company common stock acquired different blocks of Company common stock at different times or at different prices, such U.S. holder’s basis and holding period in the Bank common stock received in the restructuring will be determined separately with respect to each block of Company common stock held, and the shares of Bank common stock received will be allocated pro rata to each such block of stock. A block generally consists of shares acquired at the same cost in a single transaction. U.S. holders should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of Bank common stock received in the restructuring.

DESCRIPTION OF BANK CAPITAL STOCK AND COMPARISON OF SHAREHOLDERS’ RIGHTS
The following description summarizes the material terms of the Bank’s capital stock and describes the material differences, and some of the important similarities, between the rights of the Company’s and the Bank’s shareholders. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to the Bank’s Amended and Restated Articles of Association and Amended and Restated Bylaws and any applicable provisions of relevant law.
General
As a result of the restructuring, shareholders of the Company, a Utah corporation, whose rights are presently governed by the UBCA and the Company’s articles of incorporation and bylaws, will become shareholders of the Bank and, as such, their rights will be governed by the National Bank Act, the regulations of the OCC, as well as the Bank’s articles of association and bylaws. As a result, there will be certain differences between the rights of the shareholders of the Company prior to the restructuring and the rights of the shareholders of the Bank following the restructuring.
The following is not intended to be complete and is qualified by reference to Utah and federal law, the Bank’s articles of association and bylaws and the Company’s articles of incorporation and bylaws. Copies of each of these documents will be sent to holders of shares of Company common stock upon request.
Authorized Capital Stock and Issuance of Capital Stock
The authorized capital stock of both the Company and the Bank consists of 350,000,000 shares of common stock and 4,400,000 shares of preferred stock. As of the record date, the Company had [•] shares of common stock issued and outstanding and the Bank had 3,000,000 shares of common stock issued and outstanding, which was owned by the Company. Under the Company’s articles of incorporation, of the 4,400,000 shares authorized as preferred stock, the following series and numbers of shares have been designated (of which a portion of each series remains outstanding):

•	140,000 shares of Series A Preferred Stock;

•	200,000 shares of Series G Preferred Stock;

•	126,222 shares of Series H Preferred Stock;

•	300,893 shares of Series I Preferred Stock; and

•	195,152 shares of Series J Preferred Stock.
Previously, the Company designated Series C, D, E and F Preferred Stock; all shares of these series have been redeemed or repurchased and have reverted to the status of authorized and unissued shares of preferred stock.
Under the UBCA, a corporation may increase the number of its authorized shares of common and preferred stock if doing so is approved by a vote of shareholders owning a majority of the votes entitled to be cast. Under the National Bank Act, a national bank is permitted to increase the number of its authorized shares of common and preferred stock if approved by a vote of holders of at least two-thirds of the shares of the bank’s voting stock. A national bank is permitted to issue preferred stock if doing so is approved by a vote of shareholders owning a majority of its shares of voting stock. For both the Company and the Bank, no further shareholder approval is generally required for the issuance by such entity of previously authorized shares of common or preferred stock.
Common Stock
A share of Bank common stock has the same relative rights as, and is identical in all respects to, each share of Company common stock (except as to par value (the common stock of the Company has no par value and the common stock of the Bank will have a par value of $0.001 following the restructuring)). Company common stock currently is, and Bank common stock is currently expected to be, traded on the NASDAQ Global Select Market under the symbol “ZION.”

Voting Rights. Holders of the Bank’s and the Company’s common stock are entitled to one vote per share for the election of directors and for other purposes, subject to any voting rights of any series of preferred stock. Shares of Company and Bank common stock do not have cumulative voting rights.
Dividend and Liquidation Rights. The Company is currently subject to limitations on dividends under Utah corporate law, and the prior non-objection requirement under CCAR before making any dividends. Utah law generally prohibits any distribution if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
The Bank is, and following the restructuring will continue to be, subject to the limitations on dividends under the National Bank Act and related regulations, which provide that no national bank may withdraw, either in the form of dividends or otherwise, any portion of its capital, or make a dividend on its common stock in an amount greater than its undivided profits (i.e., retained earnings). The Bank will also continue to be subject to requirements to maintain sufficient capital and safety and soundness banking regulations, all of which may limit its ability to pay dividends.
Preemptive Rights, Redemption and Assessment. Holders of the Bank’s common stock, like holders of the Company’s common stock, do not have any preemptive, conversion or redemption rights. Pursuant to the National Bank Act and applicable regulations, under certain circumstances the capital stock of a national bank is assessable, i.e., holders may be subject to a levy for more funds by the OCC. According to an interpretive letter issued by the OCC on July 6, 2018 (the “2018 Letter”), such assessability is limited to the par value of a national bank’s stock. The Bank’s common stock’s par value post-restructuring will be $0.001. According to the OCC, it has not exercised its authority to levy funds under the National Bank Act and applicable regulations since 1933 and views the assessability authority as a mechanism for addressing capital deficiency that has long been overtaken by developments in statute and regulation, including robust capital standards, prompt corrective action requirements and supervisory and enforcement authorities requiring an institution to maintain capital at a particular level. In contrast, the capital stock of the Company is not subject to assessment.
Preferred Stock
The board of directors of the Company is empowered to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable without shareholder approval. The Company’s board of directors is also authorized to fix the designations, voting, conversion, preference and other relative rights, qualifications and limitations of any such series of preferred stock. The issuance of one or more series of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of Company common stock and, under certain circumstances, discourage an attempt by others to gain control of the Company.
The creation and issuance of any future series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend upon, among other things, the future capital needs of the Company, then existing market conditions and other factors that, in the judgment of the Company’s board, might warrant the issuance of preferred stock
According to an OCC interpretive letter, a national bank may also issue preferred stock pursuant to a “blank check” preferred stock provision without prior shareholder approval for each issuance if shareholders have previously approved a “blank check” preferred charter provision. Prior to the completion of the restructuring, the Company, as the sole shareholder of the Bank, will have approved such a provision in the Bank’s articles of association.
The Company and Bank have each authorized the issuance of Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock. As of [•], 2018:

•	66,139 shares of Company Series A Preferred Stock were issued and outstanding;

•	138,391 shares of Company Series G Preferred Stock were issued and outstanding;

•	126,221 shares of Company Series H Preferred Stock were issued and outstanding;

•	98,555 shares of Company Series I Preferred Stock were issued and outstanding; and

•	136,368 shares of Company Series J Preferred Stock were issued and outstanding.
As of [•], 2018, none of the Bank’s preferred stock is issued and outstanding. Each share of Bank preferred stock issued in connection with the restructuring will have substantially the same relative rights as each share of Company preferred stock of the corresponding series.
Voting Rights. Holders of the Bank’s preferred stock, like holders of the Company’s preferred stock, generally, do not have voting rights and are not entitled to elect directors, except as provided by the Bank’s articles of association and the Company’s articles of incorporation.
Dividend Rights. With respect to dividends on preferred stock, the OCC’s approval would be required if the undivided profits of the national bank are not sufficient to cover a proposed dividend on preferred stock. In addition, without the OCC’s approval, a national bank may not declare and pay dividends in any year in excess of an amount equal to the sum of the total of the net income of the bank for that year and the retained net income of the bank for the preceding two years, minus the sum of any transfers required by the OCC and any transfers required to be made to a fund for the retirement of any preferred stock.
Preemptive Rights. Holders of the Bank’s preferred stock, like holders of the Company’s preferred stock, do not have any preemptive rights.
Series A Preferred Stock
Holders of certain series of the Company’s subordinated notes that are convertible into the Series A Preferred Stock occasionally convert such subordinated notes into the Series A Preferred Stock. Dividends on Series A Preferred Stock are non-cumulative and are computed at an annual rate equal to the greater of three-month LIBOR plus 0.52%, or 4.0%. Dividend payments are made on the 15th day of March, June, September, and December.
Ranking. Shares of the Series A Preferred Stock rank senior to common stock, equally with Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and at least equally with each other series of preferred stock that the Company or Bank may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or Bank, holders of the Series A Preferred Stock are entitled to receive out of assets available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series A Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from the Company or Bank, as applicable, after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company or the Bank, as applicable, are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and any other shares of parity stock, the holders of junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.
Per the terms of the Company’s articles of incorporation and the Bank’s articles of association, the Series A Preferred Stock may be redeemed at either the Company’s or Bank’s option, in whole at any time or in part from time to time, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. However, no shares of Series A Preferred Stock will be redeemed for at least five years after August 2, 2013.
In addition, pursuant to a commitment the Company made to the FRB, for at least five years after August 2, 2013, the Company will not redeem or repurchase depositary shares representing an interest in the Series A Preferred Stock if, after giving effect to such redemption or repurchase, the number of depositary shares representing an interest in the Series A Preferred Stock outstanding would be less than the number of depositary shares representing an interest in the Series A Preferred Stock issued during the period beginning on August 2, 2013 and ending on the date of such redemption. Neither the holders of Series A Preferred Stock nor holders of depositary shares representing an interest in the Series A Preferred Stock have the right to require the redemption or repurchase of the Series A Preferred Stock.
Under the FRB’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A Preferred Stock by the Company is subject to prior approval of the FRB. Similarly, prior approval of the OCC is required in order for the Bank to repurchase shares of its capital stock, including Series A Preferred Stock. Redemption of the Company’s Series A Preferred Stock does not require shareholder approval and, in light of the Company’s approval of the Bank’s articles of association authorizing the Board to approve the redemption of the Series A Preferred Stock, no further shareholder approval is required for redemption of the Bank’s Series A Preferred Stock.
Voting Rights.
Preferred Directors. The Company’s articles of incorporation provide that if the Company fails to declare and pay to any class or series of Designated Preferred Stock dividends in an aggregate amount at least equal, as to any such class or series, to the amount of dividends payable on such class and series at its stated dividend rate for a period of six dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the number of directors then constituting the Company’s board will be increased by two. Holders of all classes and series of any voting parity stock as to which a Nonpayment exists are entitled to vote as a single class for the election of the two additional members of our board of directors (the “Preferred Directors”), but only if the election of any such directors would not cause the Company to violate the listing standards of the Nasdaq Stock Market (or any other exchange on which its securities may be listed) or the rules and regulations of any other regulatory or self-regulatory body. In addition, the Company’s board of directors will at no time include more than two Preferred Directors. As used herein, “voting parity stock” means each class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends and has voting rights similar to those described in this paragraph, which in this case includes Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock. The Bank’s articles of association contain an identical provision relating to the election of Preferred Directors.
Other Voting Rights. So long as any shares of Series A Preferred Stock remain outstanding:

•
the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of Series A Preferred Stock and any class or series of preferred stock that ranks on a parity with such series of preferred stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up (which in this case would include Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock), voting together as a class, is required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up; and

•
the affirmative vote or consent of the holders of at least two-thirds of all shares of such series of preferred stock at the time outstanding, voting separately as a class, is required to amend any provisions of the

Company’s articles of incorporation or the Bank’s articles of association, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of such series of preferred stock, taken as a whole.
Series C Preferred Stock
In September 2013, the Company redeemed all outstanding Series C Preferred Stock. There is currently no Series C Preferred Stock of the Company outstanding. Following the redemption of all the shares of Series C Preferred Stock, the previously issued shares became authorized shares of preferred stock without designation as a series.
Series F Preferred Stock
In June 2017, the Company redeemed all outstanding Series F Preferred Stock. There is currently no Series F Preferred Stock of the Company outstanding.
Series G Preferred Stock
Dividends on Series G Preferred Stock are non-cumulative and are computed (i) from and including February 7, 2013 to but excluding March 15, 2023, at a rate per annum equal to 6.30% and (ii) from and including March 15, 2023, at an annual floating rate equal to three-month LIBOR plus 4.24%. Dividend payments are made on the 15th day of March, June, September, and December.
Ranking. Shares of the Series G Preferred Stock rank senior to common stock, equally with Series A Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and at least equally with each other series of preferred stock that the Company or Bank may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or Bank, holders of the Series G Preferred Stock are entitled to receive out of assets available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series G Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series G Preferred Stock will not be entitled to any other amounts from the Company or Bank, as applicable, after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company or the Bank, as applicable, are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
Redemption. The Series G Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.
The Series G Preferred Stock may be redeemed at either the Company’s or Bank’s option, in whole or in part, on or after March 15, 2023 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series G Preferred Stock may be redeemed at the Company’s or Bank’s option in whole prior to March 15, 2023 upon the occurrence of a “Series G regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Notice of intent to redeem upon the occurrence of a “Series G regulatory capital treatment event” must be sent within 90 days of the Company’s or the Bank’s good faith determination that such event has occurred. Neither the holders of Series G Preferred Stock nor holders of depositary shares representing an interest in the Series G Preferred Stock have the right to require the redemption or repurchase of the Series G Preferred Stock.
A “Series G regulatory capital treatment event” means a determination, in good faith, that, as a result of any:

•
amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series G Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series G Preferred Stock; or

•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series G Preferred Stock, there is more than an insubstantial risk that the Company or the Bank will not be entitled to treat the full liquidation value of all shares of Series G Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series G Preferred Stock is outstanding.
Under the FRB’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series G Preferred Stock by the Company is subject to prior approval of the FRB. Similarly, prior approval of the OCC is required in order for the Bank to repurchase shares of its capital stock, including Series G Preferred Stock. Redemption of the Company’s Series G Preferred Stock does not require shareholder approval and, in light of the Company’s approval of the Bank’s articles of association authorizing the Board to approve the redemption of the Series G Preferred Stock, no further shareholder approval is required for redemption of the Bank’s Series G Preferred Stock.
Voting Rights. The voting rights of holders of the Series G Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “Series A Preferred Stock: Voting Rights.”
Series H Preferred Stock
Dividends on Series H Preferred Stock are non-cumulative and are computed at a rate per annum of 5.75%. Dividend payments are made on the 15th day of March, June, September, and December.
Ranking. Shares of the Series H Preferred Stock rank senior to common stock, equally with Series A Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and at least equally with each other series of preferred stock that the Company or Bank may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or Bank, holders of the Series H Preferred Stock are entitled to receive out of assets available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series H Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series H Preferred Stock will not be entitled to any other amounts from the Company or Bank, as applicable, after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company or the Bank, as applicable, are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
Redemption. The Series H Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.
The Series H Preferred Stock may be redeemed at either the Company’s or Bank’s option, in whole or in part, on or after June 15, 2019 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
The Series H Preferred Stock may be redeemed at the Company’s or Bank’s option in whole prior to June 15, 2019 upon the occurrence of a “Series H regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Notice of intent to redeem upon the occurrence of a “Series H regulatory capital treatment event” must be sent within 90 days of the Company’s or the Bank’s good faith determination that such event has occurred. Neither the holders of Series H Preferred Stock nor holders of depositary shares representing an interest in the Series H Preferred Stock have the right to require the redemption or repurchase of the Series H Preferred Stock.
A “Series H regulatory capital treatment event” means a determination, in good faith, that, as a result of any:

•
amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series H Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series H Preferred Stock; or

•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series H Preferred Stock, there is more than an insubstantial risk that the Company or the Bank will not be entitled to treat the full liquidation value of all shares of Series H Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series H Preferred Stock is outstanding.
Under the FRB’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series H Preferred Stock by the Company is subject to prior approval of the FRB. Similarly, prior approval of the OCC is required in order for the Bank to repurchase shares of its capital stock, including Series H Preferred Stock. Redemption of the Company’s Series H Preferred Stock does not require shareholder approval and, in light of the Company’s approval of the Bank’s articles of association authorizing the Board to approve the redemption of the Series H Preferred Stock, no further shareholder approval is required for redemption of the Bank’s Series H Preferred Stock.

Voting Rights. The voting rights of holders of the Series H Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “Series A Preferred Stock: Voting Rights.”
Series I Preferred Stock
Dividends on Series I Preferred Stock are non-cumulative and are computed (i) from and including May 21, 2013 to but excluding June 15, 2023, at a rate per annum equal to 5.80% and (ii) from and including June 15, 2023, at an annual floating rate equal to three-month LIBOR plus 3.80%. From May 21, 2013 to but excluding June 15, 2023, dividend payments are made on the 15th day of June and December. From and including June 15, 2023, dividend payments are made on the 15th day of March, June, September, and December.
Ranking. Shares of the Series I Preferred Stock rank senior to common stock, equally with Series A Preferred Stock, G Preferred Stock, Series H Preferred Stock and Series J Preferred Stock and at least equally with each other series of preferred stock that the Company or Bank may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or Bank, holders of the Series I Preferred Stock are entitled to receive out of assets available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series I Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series I Preferred Stock will not be entitled to any other amounts from the Company or Bank, as applicable, after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company or the Bank, as applicable, are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
Redemption. The Series I Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.
The Series I Preferred Stock may be redeemed at either the Company’s or Bank’s option, in whole or in part, on or after June 15, 2023 at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
The Series I Preferred Stock may be redeemed at the Company’s or Bank’s option in whole prior to June 15, 2023 upon the occurrence of a “Series I regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Notice of intent to redeem upon the occurrence of a “Series I regulatory capital treatment event” must be sent within 90 days of the Company’s or the Bank’s good faith determination that such event has occurred. Holders of Series I Preferred Stock do not have the right to require the redemption or repurchase of the Series I Preferred Stock.
A “Series I regulatory capital treatment event” means a determination, in good faith, that, as a result of any:

•
amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series I Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series I Preferred Stock; or

•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series I Preferred Stock, there is more than an insubstantial risk that the Company or the Bank will not be entitled to treat the full liquidation value of all shares of Series I Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series I Preferred Stock is outstanding.
Under the FRB’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series I Preferred Stock by the Company is subject to prior approval of the FRB. Similarly, prior approval of the OCC is required in order for the Bank to repurchase shares of its capital stock, including Series I Preferred Stock. Redemption of the Company’s Series I Preferred Stock does not require shareholder approval and, in light of the Company’s approval of the Bank’s articles of association authorizing the Board to approve the redemption of the Series I Preferred Stock, no further shareholder approval is required for redemption of the Bank’s Series I Preferred Stock.
Voting Rights. The voting rights of holders of the Series I Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “Series A Preferred Stock: Voting Rights.”
Series J Preferred Stock
Dividends on Series J Preferred Stock are non-cumulative and are computed (i) from and including August 13, 2013 to but excluding September 15, 2023, at a rate per annum equal to 7.20% and (ii) from and including September 15, 2023, at an annual floating rate equal to three-month LIBOR plus 4.44%. From August 13, 2013 to but excluding September 15, 2023, dividend payments are made on the 15th day of March and September. From and including September 15, 2023, dividend payments are made on the 15th day of March, June, September, and December.
Ranking. Shares of the Series J Preferred Stock rank senior to common stock, equally with Series A Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock and at least equally with each other series of preferred stock that the Company or Bank may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.
Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or Bank, holders of the Series J Preferred Stock are entitled to receive out of assets available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series J Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series J Preferred Stock will not be entitled to any other amounts from the Company or Bank, as applicable, after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company or the Bank, as applicable, are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of the Series A Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock and any other shares of parity stock, the holders of junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
Redemption. The Series J Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.
The Series J Preferred Stock may be redeemed at either the Company’s or Bank’s option, in whole or in part, on or after September 15, 2023 at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
The Series J Preferred Stock may be redeemed at the Company’s or Bank’s option in whole prior to September 15, 2023 upon the occurrence of a “Series J regulatory capital treatment event,” as described below, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Notice of intent to redeem upon the occurrence of a “Series J regulatory capital treatment event” must be sent within 90 days of the Company’s or the Bank’s good faith determination that such event has occurred. Holders of Series J Preferred Stock do not have the right to require the redemption or repurchase of the Series J Preferred Stock.
A “Series J regulatory capital treatment event” means a determination, in good faith, that, as a result of any:

•
amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series J Preferred Stock;

•	proposed change in those laws or regulations that is announced after the issuance of any share of Series J Preferred Stock; or

•
official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series J Preferred Stock, there is more than an insubstantial risk that the Company or the Bank will not be entitled to treat the full liquidation value of all shares of Series J Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series J Preferred Stock is outstanding.
Under the FRB’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series J Preferred Stock by the Company is subject to prior approval of the FRB. Similarly, prior approval of the OCC is required in order for the Bank to repurchase shares of its capital stock, including Series J Preferred Stock. Redemption of the Company’s Series J Preferred Stock does not require shareholder approval and, in light of the Company’s approval of the Bank’s articles of association authorizing the Board to approve the redemption of the Series J Preferred Stock, no further shareholder approval is required for redemption of the Bank’s Series J Preferred Stock.
Voting Rights. The voting rights of holders of the Series J Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “Series A Preferred Stock: Voting Rights.”
Directors
Under Utah law and the National Bank Act, respectively, the number of Company and Bank directors may be fixed or changed by the shareholders or by the directors if so authorized by the articles of incorporation or bylaws. Each of the Company’s and the Bank’s articles of association and bylaws provide that the number of directors shall be fixed from time to time by resolution of the board of directors. The Company’s board of directors shall not be less than three directors and the Bank’s board of directors shall not be less than five nor more than 25 directors, unless exempted from the 25-member limit by the OCC.

The National Bank Act imposes certain citizenship, residency and shareholding requirements with respect to director eligibility for the Bank. Under the National Bank Act and implementing regulations, directors must be U.S. citizens, and a majority of the Bank’s directors must reside within the state where the Bank is located or within 100 miles of one of the Bank’s branches, and must own Bank shares worth at least $1,000. The OCC may waive citizenship and residency requirements.
The Bank and the Company currently have the same directors (except that Mr. Scott McLean is a director of the Bank but not the Company), and it is expected that the Bank will continue to have the same directors, with the same terms of service, after the restructuring as the Bank had immediately prior thereto.
Neither the Company’s articles of incorporation nor the Bank’s articles of association authorize the board of directors to divide the directors into staggered classes, though staggered boards are permitted under the National Bank Act. The Company’s and the Bank’s directors serve for a term of one year until a successor is elected and qualified.
The Company’s directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting at which a quorum is present; provided that, the Bank is restricted from voting shares held by the Bank as sole trustee in the election of the Bank’s directors. A “plurality” means the individuals who receive the greatest number of votes cast “FOR” are elected as directors. It is expected that the Bank will adopt bylaws providing that, in an uncontested election, an incumbent director of the Bank who does not receive the affirmative vote of a majority of the shares actually voted will continue to serve as a director until deemed removed on the earlier of (a) 90 days following the date of the applicable annual meeting, or (b) the date on which the remaining directors select an individual to fill the prospective vacancy.
Vacancies on the Company’s and Bank’s boards of directors (including any vacancy resulting from an increase in the number of directors) may be filled by (i) the shareholders, (ii) a majority of directors remaining in office or (iii) if the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
Removal of Directors
Both the Bank’s articles of association and the Company’s articles of incorporation provide that while the shareholders may remove any director for or without cause, it may only be done with the affirmative vote of the holders of two-thirds of the outstanding shares then entitled to vote at an election of directors.
Limitations on Director Liability
Under the Company’s articles of incorporation and the Bank’s articles of association, directors are not personally liable to the Company or Bank, or the Company’s or Bank’s shareholders for monetary damages for breaches of fiduciary duty as a director, except, (i) in the case of the Company’s articles of incorporation, for (A) breach of the director’s duty of loyalty, (B) acts or omissions not in good faith or which involve intentional misconduct or knowing violations or law or (C) any transaction from which the director derived an improper personal benefit and, (ii) in the case of the Bank’s articles of association, for (A) the amount of a financial benefit received by a director to which the director is not entitled, (B) an intentional infliction of harm on the Bank or its shareholders, (C)  an unlawful distribution in violation of applicable law, (D) an intentional violation of criminal law or (E) liability for any act or omission occurring prior to the date such provision limiting the liability of directors becomes effective.
Indemnification
Additionally, the UBCA permits a corporation to pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if: (i) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in the UBCA; (ii) the director furnishes to the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification.

Under the UBCA, the Company’s bylaws and the Bank’s bylaws, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits regarding any such action, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. In addition, the Company’s bylaws and the Bank’s bylaws authorize the Company to maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of either the Company or the Bank, as applicable, in each case whether or not the Company or the Bank, respectively, would have the power to provide indemnification to such person. These provisions are designed to reduce, in appropriate cases, the risks incident to serving in such capacities and to enable the Company and the Bank to attract and retain the best personnel available.
The rights of indemnification provided in the Company’s articles of incorporation and the Bank’s articles of association (discussed above under “Description of Bank Capital Stock and Comparison of Shareholders’ Rights - Indemnification”) are not exclusive of any other rights which may be available under the bylaws, any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. The Bank is restricted from entering into indemnification agreements, pursuant to OCC regulation, which provide for payments to a director, officer, employee or controlling stockholder to pay or reimburse the cost of any judgment or civil money penalty assessed against such person in an administrative proceeding or civil action commenced by any federal banking agency.
Special Meetings
For both the Company and the Bank, special meetings of the shareholders may be called at any time by the board of directors, by such officers or persons as may be authorized by the bylaws to call a special meeting, or by the holders of shares representing at least 51% of all the votes entitled to be cast on any issue proposed to be considered at the meeting.
Shareholder Action by Written Consent
For both the Company and the Bank, any shareholder action required or permitted to be taken at a meeting of shareholders of the Company or the Bank may be taken without a meeting if the shareholders holding the number of votes necessary to take the action consent in writing. Under Utah law, consent from 100% of the Company’s shareholders is required to elect directors by written consent.
Annual Meeting Shareholder Proposals and Advance Notice Requirement
The bylaws of both the Company and the Bank provide that annual meeting of the shareholders for the election of directors shall be held each year on a date and at a time designated by the Company’s and Bank’s respective boards of directors.
The Company’s bylaws require a shareholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a shareholder meeting, to deliver timely written notice of such business to the Secretary of the Company not earlier than the date which is 150 calendar days nor later than the date which is 120 calendar days before the first anniversary of the date on which the Company first mailed its proxy statement to shareholders in connection with the prior year’s annual meeting of shareholders. However, if the date of the applicable year’s annual meeting has been changed by more than 30 calendar days from the first anniversary of the date of the previous year’s annual meeting, then a shareholder’s notice must be received by the Secretary the later of the close of business on (i) the date which is 120 calendar days before the applicable year’s annual meeting is to be held or (ii)  10 calendar days after the Company’s first public announcement of the date of the applicable year’s annual meeting of shareholders. The Bank’s bylaws contain an identical provision relating to the timing and mechanics of shareholder nomination and proposals.
The notice provisions in the Company’s and Bank’s bylaws require each entity’s shareholders who desire to raise new business to provide certain information to the corporation concerning the nature of the new business, reasons why the shareholder favors the proposal and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the corporation with certain information concerning the nominee and the proposing shareholder. Such requirements may discourage each corporation’s shareholders from submitting nomination and proposals.

Amendment of Charter and Bylaws
The Company’s articles of incorporation provide that they may be amended, altered, changed or repealed in any manner prescribed by statute. The UBCA permits an amendment of the articles of incorporation by approval of a majority of the board of directors and a majority of the outstanding common stock entitled to vote. However, the Company’s articles of incorporation further provide that the affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote shall be required to amend, alter, change or repeal the third paragraph of Article IV (regarding the removal of directors), or any provision of Articles V (regarding quorum requirement and management of the Company by the board) or XII (regarding amendment of the Company’s articles of incorporation) or any other provision of the Company’s articles of incorporation if the amendment, alteration, change or repeal would restrict, limit or alter the power or authority of the board of directors or any other officer or agent of the Company; would vest any powers of the Company in any other officer or agent other than the board of directors, or officers and agents appointed by or under the authority of the board of directors; would require the approval of any shareholders in order for the board of directors or any officer or agent to take any action; or would change the number of directors, the quorum requirements for any meeting of the board of directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meetings.
The Company’s bylaws may be amended by the board of directors or the shareholders. Amendment of the bylaws by the board of directors requires the affirmative vote of a majority of the directors then in office. Shareholders of the Company can amend the bylaws at an annual or special meeting of the shareholders at which a quorum is present. A shareholder amendment of the Company’s bylaws requires the affirmative vote of a majority of the shares voted thereon.
The Bank’s articles of association may be amended, altered, changed, or repealed in any manner prescribed by statute, except as set forth below. The National Bank Act permits an amendment of the articles of association by approval of the holders of a majority of the voting shares of the association. The Bank’s articles of association further provide that the affirmative vote of two-thirds of the outstanding and issued shares entitled by statute to vote will be required to amend, alter, change or repeal the third paragraph of Article Fifth (regarding the number and removal of directors), or any provision of Article Sixth (regarding quorum requirement and management of the Bank by the board) or Article Tenth (regarding amendment of the Bank’s articles of association) or any other provision of the Bank’s articles of association if the amendment, alteration, change or repeal would: (i) restrict, limit or alter the power or authority of the board or any other officer or agent of the Bank, (ii) vest any powers of the Bank in any other officer or agent other than the board, or officers and agents appointed by or under the authority of the board, (iii) require the approval of any shareholders in order for the board or any officer or agent to take any action or (iv) change the number of directors, the quorum requirements for any meeting of the board, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meetings.
The Bank’s bylaws may be amended by the majority vote of its directors or by the affirmative vote of a majority of the shares voted on such amendment.
Takeover Protection Statutes
The Company’s articles of incorporation provide that certain business transactions with a person who owns, directly or indirectly, over 10% of the Company’s outstanding stock must be approved by a majority vote of the continuing directors or a shareholder vote of at least 80% of the Company’s outstanding voting shares. Such business transactions include mergers, consolidations, sales of all or more than 20% of the corporation’s assets, issuance of securities of the corporation, reclassifications that increase voting power of the interested shareholder, or liquidations, spin-offs or dissolution of the corporation. The Bank’s articles of association have an identical provision.
The Company is also subject to the Utah Control Shares Acquisitions Act, which limits the ability of persons acquiring more than 20% of the Company’s voting stock to vote those shares absent approval of voting rights by the holders of a majority of all shares entitles to be cast, excluding all interested shares. There is no similar provision applicable to the Bank under the National Bank Act.

Shareholders’ Rights to Examine Books and Records
Utah law provides a shareholder, and his, her or its agent or attorney, with a right to inspect (beginning on the earlier of (i) 10 days before the meeting for which the list was prepared or (ii) two business days after notice of a meeting is given) and copy the corporation’s shareholder list.
Utah law permits any shareholder, and his, her or its agent or attorney on at least five business days advance written demand to the corporation, to inspect (1) the articles of incorporation and bylaws of the corporation and all amendments thereto that are in effect, (2) minutes of shareholder meetings, records of actions taken by shareholders without a meeting and all written communications to shareholders, including financial statements furnished to shareholders, for the past three years, (3) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, (4) the names and business addresses of the current directors and officers, (5) the most recent annual report delivered to the Division of Corporations and Commercial Code and (6) all annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations for periods ending during the last three years.
In addition, a shareholder satisfying specified conditions is entitled to inspect and copy, during normal business hours at a reasonable location (a) excerpts of minutes of any meeting of the board of directors and records of any actions taken by the board of directors or any committee of the board of directors, (b) excerpts of minutes of any meeting of the shareholders or records of any actions taken by the shareholders, (c) excerpts of any waivers of notices of any meeting of the shareholders, of any meeting of the board of directors, or of any meeting of a committee of the board of directors, (d) accounting records and (e) the record of shareholders’ names and addresses within each voting group, class or series of shares, in each case if the demand is made in good faith and for a proper purpose, describes the purpose of the inspection and the desired records with reasonable particularity, and the desired records are directly connected to the purpose of such inspection.
Under the National Bank Act, the president and cashier of the Bank must cause to be kept at all times a full and correct list of the names and residences of all the shareholders in the Bank, and the number of shares held by each, in the office where its business is transacted. Such list shall be subject to the inspection of all the shareholders and creditors of the Bank, and the officers authorized to assess taxes under State authority, during business hours of each day in which business may be legally transacted. A copy of such list, verified by the oath of such president or cashier, must also be transmitted to the OCC within ten days of any demand therefor made by the OCC.
Shareholder Rights Plan
Neither the Bank nor the Company currently has a shareholder rights plan in effect, and neither the Bank nor the Company has any present plans or agreements to adopt such a plan.

INFORMATION ABOUT THE COMPANIES
General
Zions Bancorporation, a Utah corporation, is the parent bank holding company for ZB, N.A., a national bank association. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “ZION.” At March 31, 2018, the Company had consolidated total assets of approximately $66.481 billion, total deposits of approximately $52.963 billion and total shareholders’ equity of approximately $7.644 billion. The Bank and its subsidiaries conduct commercial banking operations through 431 branches in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming.
The principal executive offices of the Company and the Bank are located at One South Main Street, Salt Lake City, Utah, 84133 and the telephone number is (801) 844-7637.
Security Ownership of Management and Principal Shareholders of the Company
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock and perpetual preferred stock as of [•], 2018 (the record date), unless otherwise noted, by (1) each director, named executive officer of the Company and (2) all directors and officers of the Company as a group. The information below includes, where applicable, shares underlying options and warrants that are exercisable within 60 days of [•], 2018 (the record date). Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

			Perpetual Preferred Series*
Directors and Officers	Common Shares Beneficially Owned	% of Class	A(1)	G(1)	H(1)	J
A. Scott Anderson	151,663	*
Jerry C. Atkin	86,509	*			24,000
Paul Burdiss	41,628	*
Gary Crittenden	4,645	*			16,230
Suren Gupta	8,256	*
J. David Heaney	70,978	*
Vivian S. Lee	8,103	*
Scott McLean	232,715	*
Edward Murphy	13,687	*
Roger B. Porter	78,168	*				2,500
Stephen D. Quinn	172,032	*		200,000
Edward Schreiber	63,306	*
Harris H. Simmons	1,508,942	*				412
Barbara Yastine	2,455	*

All directors and officers as a group (30 persons)(2)	3,152,764	1.6%	1,984	200,000	40,230	2,912

*
Less than one percent. Each of the directors, NEOs, and all directors and officers as a group, owns less than 1% of each class of the outstanding preferred shares except as follows: Mr. Quinn holds approximately 3.6% of the total outstanding Preferred Series G shares, while all directors and officers as a group own approximately 3.6% of the total outstanding Preferred Series G shares.

[1]	Number of depositary shares, each representing one-fortieth of one preferred share. Except under limited circumstances, the preferred shares are non-voting.

[2]
As of December 31, 2017, of the total shares owned by Harris H. Simmons, 377,415 common shares were held in brokerage accounts, which may from time to time, together with other securities held in these accounts, have served as collateral for margin loans made from such accounts. Of the total shares held by all directors and officers as a group, 409,969 common shares similarly served as collateral and may have been subject to pledge. Less than one-half of one percent of the total outstanding common shares of the Company were subject to pledge by our directors and officers as a group as of December 31, 2017.

_______________________

The following are the only shareholders known to the Company to be deemed to be beneficial owners of five percent or more of the common stock of the Company as of [•], 2018 (the record date).

		Common Stock
Name and Address	Type of Ownership	No. of Shares	% of Class
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	Beneficial	22,208,193	11.27%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Beneficial	13,455,558	6.83%
Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	Beneficial	12,891,044	6.54%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Beneficial	12,334,547	6.26%

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS
If the restructuring is completed, the Company will be merged with and into the Bank and the Company will not have any future meetings of shareholders. However, if the restructuring is not completed, the Company would expect to hold an annual meeting of shareholders in 2019, referred to as the 2019 annual meeting. Company shareholders may submit proposals on matters appropriate for shareholder action at that meeting in accordance with the Company’s bylaws. The bylaws specify the procedure for shareholders to follow in order to bring business before a meeting of the shareholders. Notice of any proposal to be presented by any shareholder, or the name of any person to be nominated by any shareholder for election as a director of the Company at any annual meeting of shareholders, must be delivered to the Company’s secretary at least 120 days but not more than 150 days before the date of the Company’s proxy statement released to shareholders in connection with the annual meeting for the preceding year, or no sooner than November 20, 2018 and no later than December 20, 2018 with respect to the 2019 annual meeting; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before the anniversary date of the 2018 annual meeting and ends 30 days after such anniversary date (i.e., between May 2, 2019 and July 1, 2019), such shareholder notice shall be given by the later of the close of business on (i) the date 120 prior to the 2019 annual meeting date or (ii) the 10th day following the date the 2019 annual meeting date is first publicly announced or disclosed. Any proposal submitted for the proxy materials will be subject to the rules of the SEC concerning shareholder proposals.
A shareholder notice of a proposal must contain the following items:

•	Shareholder’s name, address, and share ownership of the Company

•	Text of the proposal to be presented

•	Brief written statement of the reasons why such shareholder favors the proposal and any material interest of such shareholder in the proposal
A shareholder notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

•	Shareholder’s name, address, and share ownership of the Company

•	Name of the person to be nominated

•	Name, age, business address, residential address, and principal occupation or employment of each nominee

•	Nominee’s signed consent to serve as a director of the Company, if elected

•	Number of shares of the Company owned by each nominee

•	Description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made

•	Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC
A copy of our Bylaws specifying the requirements will be furnished to any shareholder upon written request to our corporate secretary.
A copy of the Company’s bylaws may be obtained upon written request to the Corporate Secretary of the Company.
If the restructuring is completed within the expected time period and the Bank holds a 2019 annual meeting of shareholders, the Bank’s bylaws contain the same advance notice requirements, including the same timing requirements with respect to written notice of proposals, as the Company’s requirements described above.
Neither the Company nor the Bank has authorized anyone to give any information or make any representation about the restructuring or the parties thereto that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, regardless of the time of delivery of this proxy statement, unless the information specifically indicates that another date applies.
WE URGE YOU TO VOTE YOUR PROXY AT ONCE.

APPENDIX A: AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER BY AND BETWEEN ZIONS BANCORPORATION AND ZB, N.A.
AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER
OF
ZIONS BANCORPORATION
AND ZB, NATIONAL ASSOCIATION

This Amended and Restated Agreement and Plan of Merger (this “Agreement”), dated as of July 10, 2018, is adopted and made by and between ZIONS BANCORPORATION, a Utah corporation (the “Company”), and ZB, NATIONAL ASSOCIATION, a banking association organized under the laws of the United States with its main office in Salt Lake City, Utah (“Bank”).
WITNESSETH:
WHEREAS, the respective Boards of Directors of the Company and Bank have each adopted a resolution approving this Agreement, authorizing the execution hereof and recommending that this Agreement and the merger of the Company with and into the Bank (the “Merger”) contemplated hereby be submitted to the shareholders of the Company and Bank, respectively, for approval;
WHEREAS, it is intended that the Merger for federal tax purposes qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;
WHEREAS, the Company and the Bank entered into an Agreement and Plan of Merger, dated as of April 5, 2018 (the “Original Agreement”); and
WHEREAS, the Company and the Bank desire to amend and restate the terms of the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:
ARTICLE I
Merger
1.1Merger. Subject to the terms and conditions of this Agreement, effective as of the Effective Time (as defined below), the Company shall be merged with and into Bank in accordance with Section 1101 et seq. of the Utah Revised Business Corporations Act (“UBCA”) with the effect provided in Section 1106 of the UBCA and the laws of the United States with the effect provided in 12 U.S.C. § 215a-3. At the Effective Time, the separate existence of the Company shall cease, and Bank, as the surviving entity (sometimes hereinafter referred to as the “Surviving Entity”), shall continue as a national bank association governed by the laws of the United States.
1.2Effective Time. The Merger shall become effective, and the effective time shall occur, upon the date and time set forth in the articles of merger and in the letter issued by the Office of the Comptroller of the Currency certifying the effectiveness of the Merger (such date and time being herein referred to as the “Effective Time”).
ARTICLE II
Charter, Bylaws, Etc.
2.1Articles of Association. At the Effective Time, the articles of association of Bank in effect immediately prior to the Effective Time shall be the articles of association of the Surviving Entity until thereafter amended in accordance with the applicable law.
2.2Bylaws. At the Effective Time, the bylaws of Bank in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable law.

2.3Directors and Officers. At the Effective Time, the directors of Bank immediately prior to the Effective Time will continue as the directors of the Surviving Entity and the officers of Bank immediately prior to the Effective Time will continue as the officers of the Surviving Entity, in each case, until thereafter changed in accordance with the articles of association and bylaws of the Surviving Entity.
ARTICLE III
Conversion of Shares
3.1Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company, Bank or Surviving Entity:
a.Outstanding Company Common Stock. Each share of common stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of common stock of Bank (“Bank Common Stock”). Any fraction of a share of Company Common Stock shall be converted into the right to receive the same fraction of a share of Bank Common Stock.
b.Outstanding Company Preferred Stock. Each share of:
i.Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock of the Company (“Company Series A”) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock of Bank (“Bank Series A”);
ii.Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of the Company (“Company Series G”) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of Bank (“Bank Series G”);
iii.Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock of the Company (“Company Series H”) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series H Fixed-Rate Non-Cumulative Perpetual Preferred Stock of Bank (“Bank Series H”);
iv.Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of the Company (“Company Series I”) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of Bank (“Bank Series I”); and
v.Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of the Company (“Company Series J” and together with Company Series A, Company Series G, Company Series H and Company Series I, the “Company Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock of Bank (“Bank Series J” and together with Bank Series A, Bank Series G, Bank Series H and Bank Series I, the “Bank Preferred Stock”).
Any fraction of a share of Company Preferred Stock shall be converted into the right to receive the same fraction of a share of Bank Preferred Stock.
c.Cancelation of Certificated Shares. Each holder of certificates which represent shares of Company Common Stock or Company Preferred Stock (collectively, “Company Capital Stock”) immediately prior to the Effective Time shall be entitled to receive new certificates evidencing an equivalent number of shares of Bank Common Stock or Bank Preferred Stock (collectively, “Bank Capital Stock”), as applicable, or an equivalent number of shares of Bank Capital Stock in book-entry form by complying with such reasonable and customary procedures as may be established by the Surviving Entity and/or its transfer agent to effectuate the intent and purposes.

d.Effect on Bank Capital Stock. Each share of Bank Capital Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. The Bank Capital Stock issued in the Merger to the holders of Company Capital Stock immediately prior to the Merger shall be the only Bank Capital Stock outstanding as of the Effective Time.
3.2Company Warrants. At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, each warrant to purchase Company Common Stock (“Company Warrants”) shall cease to represent a warrant to purchase Company Common Stock and shall be converted automatically into a warrant to purchase Bank Common Stock (“Bank Warrants”), and Bank will assume such Company Warrants subject to its terms.
3.3Other Rights to Company Stock and Employee Benefit Plans.
a.At the Effective Time, by operation of this Agreement and by reason of the Merger becoming effective, the Company shall assign to Bank, and Bank, as the Surviving Entity, shall assume and agree to perform, all obligations of the Company pursuant to (i) the Company Equity Incentive Plans, (ii) the Company Performance Incentive Plans, (iii) the Other Plans, (iv) the Equity Awards and (v) the Non-Equity Awards. Each Equity Award and Non-Equity Award so assumed by Bank under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Equity Incentive Plans and Company Performance Incentive Plan, respectively, and any grant agreements thereunder in effect immediately prior to the Effective Time, including, without limitation, the performance goals, if any, as then in effect, vesting schedules (without acceleration thereof by virtue of the Merger or the transactions contemplated thereby) and per share exercise price, as applicable.
b.At the Effective Time, (i) the Company Equity Incentive Plans, (ii) the Company Performance Incentive Plans, (iii) the Other Plans, (iv) the Equity Awards and (v) the Non-Equity Awards and any grant agreements thereunder shall each automatically be deemed to be amended as necessary to provide that references to the Company in such agreements shall be read to refer to Bank. The Company and Bank agree that they will, at or promptly following the Effective Time, execute, acknowledge and deliver any and all instruments, agreements or documents necessary or desirable to effect or memorialize the assignments and assumptions contemplated by this Section 3.3.
c.Definitions. For purposes of this Section 3.3, the following terms shall have the meanings provided below:
i.“Company Equity Incentive Plans” means all equity incentive compensation plans of the Company and any of its predecessors that provide for the purchase, grant or issuance of Company Common Stock or awards convertible into or exchangeable for Company Common Stock, which are effective at the Effective Time, including the Zions Bancorporation 2015 Omnibus Incentive Plan.
ii.“Company Performance Incentive Plans” means the Zions Bancorporation 2014-2016 Value Sharing Plans, Zions Bancorporation 2015-2017 Value Sharing Plans and the Zions Bancorporation 2016-2018 Value Sharing Plans, together with any similar plans established by the Company prior to the Effective Time.
iii.“Equity Awards” means all time-based and performance-based options, restricted stock, restricted stock units, stock appreciation rights, phantom units and any other equity or equity-based awards issued under the Company Equity Incentive Plans, in any such case, which are outstanding at the Effective Time.
iv.“Non-Equity Awards” means all performance based incentive awards issued under the Company Performance Incentive Plans, in any such case, which are payable in cash.
v.“Other Plans” means all compensation, retirement, benefit, incentive or other similar plans, including tax-qualified and non-qualified retirement plans, health and welfare benefit plans, excess benefit plans, deferred compensation plans, cash balance plans for directors, officers or employees of the Company (other than Company Equity Incentive Plans and Company Performance Incentive Plans), and any employment, indemnification, separation and retirement, change in control or similar agreements.
ARTICLE IV
Effect of the Merger
4.1Effect Under Utah Law. From and after the Effective Time, by virtue of the Merger (i)  the separate existence of the Company shall cease; (ii) title to all real estate and other property owned by each of the Company and Bank shall be transferred to and vested in the Surviving Entity without reversion or impairment, with such transfer and vesting occurring by operation of law; (iii) all liabilities of each of the Company and Bank shall become the Surviving Entity’s liabilities; and (iv) any proceeding pending against the Company or Bank may be continued as if the Merger did not occur or the Surviving Entity may be substituted in the proceeding for the Company.
4.2Effect Under United States Law. From and after the Effective Time, by virtue of the Merger, the corporate existence of the Company shall be merged into continued in the Surviving Entity, and the Surviving Entity shall be deemed to be the same corporation as Bank. All rights, franchises and interests of the Company and Bank in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the Surviving Entity by virtue of the Merger without any deed or other transfer. The Surviving Entity, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by the Company and Bank immediately at the Effective Time. The Surviving Entity shall be liable for all liabilities of the Company and Bank.
ARTICLE V
Conditions to the Merger
The respective obligations of each of the Company and Bank to consummate the Merger are subject to the fulfillment, or written waiver by the other party entitled to satisfaction thereof prior to the Effective Time, of each of the following conditions:
(a)This Agreement shall have been approved by holders of Company Common Stock constituting a majority of all votes entitled to be cast on such matter at a shareholder meeting duly called and held for such purpose and shall have been ratified and confirmed by the sole shareholder of Bank, in each case, in accordance with applicable law and the articles of incorporation and articles of association, respectively, and the bylaws of each such entity.
(b)The Bank shall have caused the shares of Bank Common Stock issued in the Merger and the Bank Warrants to be authorized for quotation on the NASDAQ Global Select Market (“NASDAQ”) and shares of Bank Series A, Bank Series G and Bank Series H issued in the Merger to be authorized for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance.
(c)All approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the Merger shall have been obtained or made by the Company and Bank, and shall be in full force and effect and all waiting periods required by law shall have expired.
(d)No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(e)All third party consents and approvals required, or deemed by the Board of Directors of the Company advisable, to be obtained under any material note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, plan, instrument or obligation to which the Company or any subsidiary or affiliate of the Company is a party, or by which the Company or any subsidiary or affiliate of the Company, or any property of the Company or any subsidiary or affiliate of the Company, may be bound, in connection with the Merger and the transactions contemplated thereby, shall have been obtained by the Company or its subsidiary or affiliate, as the case may be.
(f)The Board of Directors of the Company shall have received evidence in form and substance reasonably satisfactory to it that holders of Company Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the Merger.
(g)The Financial Stability Oversight Council shall have made a final determination that, following completion of the Merger, the Bank shall not be treated as a nonbank financial company supervised by the Board of Governors of the Federal Reserve under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
ARTICLE VI
Covenants
6.1Meeting of Company Shareholders. The Company shall take, in accordance with applicable laws of the State of Utah and its articles of incorporation and bylaws, all action necessary to convene a meeting of holders of Company Common Stock (the “Company Shareholders Meeting”) as promptly as practicable to consider and vote upon the approval of this Agreement.
6.2Proxy Statement. For the purpose of holding the Company Shareholders Meeting, the Company shall draft and prepare, and Bank shall cooperate in the preparation of, a proxy statement.
6.3Notes. Upon the Effective Time, Bank shall expressly assume, by one or more indenture supplements, executed and delivered to the applicable trustee, in form satisfactory to such trustee, the due and punctual payment on each of the 6.95% Fixed-to-Floating Rate Subordinated Notes due September 15, 2028, the 5.65% Fixed-to-Floating Rate Subordinated Notes due November 15, 2023 and the 4.50% Senior Notes due June 13, 2023 (collectively, the “Notes”) issued pursuant to the applicable indentures and supplemental indentures and the performance or observance of every covenant of such indentures on the part of the Company to be performed or observed. In connection therewith, the Company and Bank shall execute and deliver any documents required to make such assumptions effective and shall provide any opinion of counsel to the trustee thereof if requested.
6.4Stock Exchange Listing and Delisting. As soon as practicable after the Effective Time, the Surviving Entity shall use its commercially reasonable efforts to cause the shares of Bank Common Stock issued in the Merger and the Bank Warrants each to be approved for quotation on NASDAQ and use its commercially reasonable efforts to cause the shares of Bank Series A, Bank Series G and Bank Series H issued in the Merger each to be approved for listing on the NYSE, subject to official notice of issuance. The Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the delisting by the Surviving Entity of the Company Preferred Stock from the NYSE and the deregistration of such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Surviving Entity shall use its commercially reasonable efforts to cause the Company Common Stock and the Company Warrants to no longer be quoted on the NASDAQ and deregistered under the Exchange Act as soon as practicable following the Effective Time.
6.5Other Actions. During the period from the date of this Agreement and continuing until the Effective Time, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
6.6Further Documents. If at any time the Surviving Entity shall consider or be advised that any further deeds, assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Entity the title to any property or rights of the constituent entities, or otherwise to carry out the provisions hereof, the persons who were the proper officers and directors of the constituent entities immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments, conveyances and assurances in law, and do all things necessary or desirable, to vest, perfect or confirm title to such property or rights in the Surviving Entity and otherwise to carry out the provisions hereof.
6.7Tax Treatment. It is intended that for United States federal income tax purposes (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) this Agreement will constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g). Neither the Company nor Bank will take any action inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a)(1) of the Code.
ARTICLE VII
Termination
7.1Termination. This Agreement may be terminated at any time prior to the Effective Time by an instrument executed by each of the parties hereto.
ARTICLE VIII
Miscellaneous
8.1Representations and Warranties. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.
8.2Entire Agreement. This Agreement (including the documents and instruments referred to herein and attached hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
8.3Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
8.4Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties hereto shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
8.5Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to choice of law principles, except to the extent that the federal laws of the United States shall be applicable hereto.
8.6Assignment; Third-Party Beneficiaries. This Agreement shall not be assignable by operation of law or otherwise. Any purported assignment in contravention hereof shall be null and void. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.
8.7Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or termination of this Agreement as provided in Article VII.
8.8Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.
[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized as of the day and year first written above.

ZIONS BANCORPORATION

By:	/s/ Harris H. Simmons
	Name:	Harris H. Simmons
	Title:	Chairman & CEO

ZB, NATIONAL ASSOCIATION

By:	/s/ Paul Burdiss
	Name:	Paul Burdiss
	Title:	EVP & CFO

ZIONS BANCORPORATION
ONE SOUTH MAIN STREET, 11TH FLOOR - SALT LAKE CITY, UTAH 84133-1109
(801) 844-7637
www.zionsbancorporation.com

ZIONS BANCORPORATION Stock Transfer Department One South Main Street, 12th Floor Salt Lake City, Utah 84133-1109
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following Proposals.			For	Against	Abstain
1.RESTRUCTURING PROPOSAL. To approve the Agreement and Plan of Merger, dated as of April 5, 2018, by and between the Company and its wholly-owned subsidiary, ZB, N.A., as amended and restated July 10, 2018 and as such plan of merger may be amended from time to time.
			☐	☐	☐
2.ADJOURNMENT PROPOSAL. To authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the restructuring proposal or to vote on other matters properly brought before the special meeting.
			☐	☐	☐
OTHER BUSINESS. On any other matter properly presented for action by shareholders at the special meeting, such as any matters incident to the conduct of the meeting, the proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. In accordance with applicable law, only business within the purposes described in the meeting notice may be conducted at the special meeting.
			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.

ZIONS BANCORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2018

The shareholder(s) hereby appoint(s) Paul E. Burdiss and Edward P. Schreiber, or either of them, as proxies, each with the power to appoint (his/her) substitute and hereby authorize them to represent and vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of ZIONS BANCORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholders to be held at [•], MDT on [•], 2018 at the Zions Bank Building Founders Room - 18th Floor, One South Main Street, Salt Lake City, UT 84133, and any adjournment or postponement thereof.
The Proxy, when properly executed, will be voted in the manner directed herein. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 5, 2018, BY AND BETWEEN THE COMPANY AND ITS WHOLLY-OWNED SUBSIDIARY, ZB, N.A., AS AMENDED AND RESTATED JULY 10, 2018 AND AS SUCH PLAN OF MERGER MAY BE AMENDED FROM TIME TO TIME, AND THE RESTRUCTURING IN PROPOSAL 1 AND “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY OR APPROPRIATE, INCLUDING ADJOURNMENTS TO PERMIT FURTHER SOLICITATION OF PROXIES IN FAVOR OF THE RESTRUCTURING PROPOSAL OR TO VOTE ON OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING IN PROPOSAL 2.

Continued and to be signed on reverse side